                                                                  EXHIBIT 10(b)


                           REVOLVING CREDIT AGREEMENT


                            dated as of July 10, 1998


                                  by and among


                    SOURCE ONE MORTGAGE SERVICES CORPORATION

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO,
                    individually and as Administrative Agent

                                       and

                              CERTAIN OTHER LENDERS



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                                TABLE OF CONTENTS

                                                                            PAGE

RECITALS....................................................................  1

ARTICLE I  DEFINITIONS......................................................  1

         1.1  Definitions...................................................  1
         1.2  Interpretation................................................ 17
         1.3  Accounting Terms and Determinations........................... 18

ARTICLE II  BORROWINGS...................................................... 18

         2.1  Availability and Adjustments.................................. 18
         2.2  Fees.......................................................... 19
         2.3  Advances...................................................... 19
         2.4  [Intentionally Omitted]....................................... 20
         2.5  [Intentionally Omitted]....................................... 20
         2.6  [Intentionally Omitted]....................................... 20
         2.7  Rate after Maturity........................................... 20
         2.8  Interest Payment Dates........................................ 20
         2.9  Method of Selecting Rate Options and Interest
              Periods....................................................... 21
         2.10 Maximum Number of Eurodollar Loans............................ 22
         2.11 Funding Procedures............................................ 22
         2.12 Conversion and Continuation................................... 22
         2.13 Optional Principal Payments................................... 23
         2.14 Required Principal Payments................................... 23
         2.15 Method of Payment............................................. 24
         2.16 Notes; Telephonic Notices..................................... 24
         2.17 General Provisions as to Payments............................. 25
         2.18 Notification of Advances, Interest Rates and
              Prepayments................................................... 25
         2.19 Lending Installations......................................... 25
         2.20 Non-Receipt of Funds by Agent................................. 26

ARTICLE III CHANGE IN CIRCUMSTANCES......................................... 27

         3.1  Yield Protection.............................................. 27
         3.2  Availability of Rate Options.................................. 29
         3.3  Funding Indemnification....................................... 29
         3.4  Lender Statements; Survival of Indemnity...................... 29
         3.5  Lender Tax Agreement.......................................... 30

ARTICLE IV  COLLATERAL AND BORROWING BASE................................... 31

         4.1  Eligible Collateral - FSA Common Stock........................ 31
         4.2  Borrowing Base................................................ 31
         4.3  Special Representations as to Collateral...................... 31
         4.4  Special Covenants............................................. 32
         4.5  Release of Collateral......................................... 33

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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                           PAGE

         4.6  Settlement Account............................................ 33
         4.7  Termination................................................... 33

ARTICLE V  CONDITIONS PRECEDENT............................................. 34

         5.1  Initial Advance (Company)..................................... 34
         5.2  Initial Advance (Lenders)..................................... 35
         5.3  All Advances.................................................. 35

ARTICLE VI  REPRESENTATIONS AND WARRANTIES.................................. 36

         6.1  Organization, Corporate Powers, Etc........................... 36
         6.2  Corporate Authority, Etc...................................... 36
         6.3  Compliance with Laws.......................................... 37
         6.4  Government Approvals.......................................... 37
         6.5  Valid and Binding Obligations................................. 37
         6.6  Financial Statements.......................................... 37
         6.7  Litigation.................................................... 38
         6.8  Use of Proceeds............................................... 38
         6.9  Accuracy of Information....................................... 38
         6.10 Accuracy of Representations and Warranties.................... 39
         6.11 Investment Company............................................ 39
         6.12 ERISA......................................................... 39
         6.13 Tax Returns................................................... 39
         6.14 Full Disclosure............................................... 39
         6.15 GNMA, FHA, VA, FNMA, AND FHLMC Eligibility.................... 40
         6.16 No Defaults................................................... 40
         6.17 Year 2000 Compliance.......................................... 40

ARTICLE VII  AFFIRMATIVE COVENANTS.......................................... 40

         7.1  Payment of Debts, Taxes, Etc.; Maintenance of
              Insurance..................................................... 40
         7.2  Preservation of Corporate Existence........................... 41
         7.3  Compliance with Laws, Etc..................................... 41
         7.4  Requested Information......................................... 42
         7.5  Keeping of Records and Books of Account....................... 42
         7.6  Maintenance of Approvals, Filings and
              Registrations................................................. 42
         7.7  Reporting Requirements........................................ 42
         7.8  Indemnification............................................... 47
         7.9  Maintenance of Net Worth...................................... 47
         7.10 Federal Agency Approvals...................................... 48
         7.11 [Intentionally Omitted]....................................... 48
         7.12 Borrowing Base Certificate. .................................. 48
         7.13 Further Assurance........... ................................. 48

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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                           PAGE

         7.14 Maintenance of Properties..................................... 49
         7.15 Payment of Taxes.............................................. 49
         7.16 Year 2000 Compliance.......................................... 49

ARTICLE VIII  NEGATIVE COVENANTS............................................ 50

         8.1  Use of Proceeds............................................... 50
         8.2  [Intentionally Omitted]....................................... 50
         8.3  Mergers; Subsidiaries......................................... 50
         8.4  Sales......................................................... 50
         8.5  Debt.......................................................... 51
         8.6  Ratably Secured Debt.......................................... 52
         8.7  Guarantees.................................................... 52
         8.8  Investments................................................... 52
         8.9  Leverage Ratios............................................... 54
         8.10 Recourse Servicing............................................ 54
         8.11 Liens......................................................... 54
         8.12 Credit Requirement............................................ 57
         8.13 Affiliate Transactions........................................ 57
         8.14 Conduct of Business........................................... 57
         8.15 FHA and other Approvals....................................... 57
         8.16 Restricted Payments........................................... 58
         8.17 Maintenance of Restricted FSA Securities...................... 59
         8.18 Subordinated Debt Indenture................................... 59
         8.19 Collateral Coverage Ratio..................................... 60

ARTICLE IX  THE AGENT....................................................... 60

         9.1  Appointment and Authorization................................. 60
         9.2  Agent and Affiliates.......................................... 61
         9.3  Action by Agent............................................... 61
         9.4  Consultation with Experts..................................... 61
         9.5  Liability of Agent............................................ 61
         9.6  Indemnification............................................... 62
         9.7  Credit Decision............................................... 62
         9.8  Resignation or Removal and Appointment of
              Successor Agent............................................... 63
         9.9  Compensation.................................................. 63
         9.10 Release of Collateral Documents............................... 64
         9.11 Knowledge of Defaults......................................... 64

ARTICLE X  DEFAULTS......................................................... 64

         10.1 Defaults...................................................... 64
         10.2 Remedies...................................................... 67
         10.3 Notice of Default............................................. 68

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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                           PAGE

         10.4  Application of Proceeds...................................... 69

ARTICLE XI  BENEFIT OF AGREEMENT; ASSIGNMENTS;
            PARTICIPATIONS.................................................. 70

         11.1  Successors and Assigns....................................... 70
         11.2  Participations............................................... 70
         11.3  Assignments.................................................. 71
         11.4  Dissemination of Information................................. 72
         11.5  Tax Treatment................................................ 73

ARTICLE XII  MISCELLANEOUS.................................................. 73

         12.1  Immediately Available Funds.................................. 73
         12.2  Notices...................................................... 73
         12.3  Survival and Termination of Agreement........................ 73
         12.4  Fees and Expenses of the Lenders............................. 74
         12.5  Applicable Law............................................... 74
         12.6  Modification of Agreement.................................... 74
         12.7  Non-Waiver of Rights by the Lenders.......................... 76
         12.8  Dealings with the Company and its Affiliates................. 76
         12.9  Changes in GAAP.............................................. 76
         12.10 Set-Off...................................................... 76
         12.11 Counterparts................................................. 77
         12.12 Severability................................................. 78
         12.13 Headings..................................................... 78
         12.14 Entire Agreement............................................. 78
         12.15 Consent of Jurisdiction...................................... 78
         12.16 Waiver of Jury Trial......................................... 78


EXHIBIT A  [INTENTIONALLY OMITTED]
EXHIBIT B  BORROWING BASE CERTIFICATE
EXHIBIT C  COMMITMENTS AND COMMITMENT PERCENTAGES
EXHIBIT D  FORM OF SECURITY AGREEMENT
EXHIBIT E  FORM OF NOTE
EXHIBIT F  FORM OF OPINION LETTER
EXHIBIT G  MATERIAL LITIGATION NOT REFERENCED IN ANNUAL/QUARTERLY
           REPORTS
EXHIBIT H  FORM OF MODIFIED COMMITMENT SUPPLEMENT

                                      -iv-

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                           REVOLVING CREDIT AGREEMENT


         This REVOLVING CREDIT AGREEMENT dated as of July 10, 1998 by and among SOURCE ONE MORTGAGE SERVICES CORPORATION, a Delaware corporation (the "Company"), the lenders identified on the signature pages hereof, and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association ("First Chicago"), individually as a Lender and as administrative agent for the Lenders.


                                    RECITALS

         The revolving credit facility made available to the Company pursuant to this Agreement shall be used for general working capital and corporate purposes, including the funding of mortgage loans.

         In consideration of the foregoing and for other good and valuable consideration, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         1.1  Definitions.

                  Capitalized terms used in this Agreement shall have the following meanings:

         Adjusted Consolidated Tangible Net Worth: means, as of any date of determination thereof, the net worth of the Company and its consolidated Subsidiaries on a consolidated basis as determined in accordance with GAAP ("Net Worth"); less the sum (without duplication) of (a) any assets of the Company and its consolidated Subsidiaries which would be treated as intangibles under GAAP including, without limitation, any write-up of assets, goodwill, research and development costs, trademarks, tradenames, copyrights, patents and unamortized debt discount and expenses, and (b) loans or other extensions of credit to officers of the Company or of any of its consolidated Subsidiaries other than Mortgage Loans made to such Persons in the ordinary course of business and (c) the amount of the Net Worth attributable to the book value of all Restricted FSA Securities, determined in accordance with GAAP; plus one percent (1%) of the then-current aggregate outstanding principal balance of all Mortgage Loans then being serviced by the Company either for its own account or for others under Servicing Agreements (excluding Subservicing Agreements) to the extent the servicing rights relating to such Mortgage Loans have not been capitalized and are thus not accounted for in the Company's net worth as computed in accordance with GAAP.

         Advance: means a borrowing hereunder consisting of the aggregate amount of Loans made to the Company by one or more of the Lenders hereunder pursuant to Article II on any given Advance Date.

         Advance Date:  means a date on which an Advance is made hereunder.

         Advance Notice:  is defined in Section 2.9.

         Affiliate: means, as to any Person, any other Person directly or indirectly Controlling, Controlled by or under direct or indirect common Control with such Person.

         Agent: means The First National Bank of Chicago in its capacity as administrative agent for the Lenders hereunder, and any successor Agent appointed pursuant to Article IX.

         Aggregate Commitment: means, as of any date, the aggregate of the Lenders' then-current Commitments.

         Agreement: means this Revolving Credit Agreement, as the same from time to time may be extended, amended, supplemented, waived or modified.

         Alternate Base Rate: means, on any day, a fluctuating rate of interest per annum equal to the higher of (a) the Published Federal Funds Effective Rate for such day plus the Applicable Margin, and (b) the Corporate Base Rate for such day.

         Alternate Base Rate Advance: means an Advance which bears interest at the Alternate Base Rate.

         Alternate Base Rate Loan: means a Loan which bears interest at the Alternate Base Rate.

         Applicable Margin: means one and one-eighth of one percent (1.125%) per annum.

         Approved Equity Securities: means readily marketable securities owned by the Company and approved by the Agent for purposes of inclusion in the calculation of the Debt Threshold.

         Approved Rate Hedging Agreement: means a Rate Hedging Agreement between the Company and a Lender, which has been approved by the Agent pursuant to the Other Facility.

         Approved Secured Rate Hedging Obligations: means all obligations under an Approved Rate Hedging Agreement that by the terms of such Approved Rate Hedging Agreement are secured by the collateral under the Other Facility.

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         Authorized Officer:  means, with respect to the Company, the president, chairman, chief financial officer, or other officer of the Company authorized in writing to execute any particular statement, certificate or agreement on behalf of the Company.

         Board of Governors: means the Board of Governors of the Federal Reserve System.

         Borrowing Base:  is defined in Section 4.2.

         Borrowing Base Certificate: means a certificate executed by the Chief Financial Officer or Treasurer of the Company or other employees of the Company so authorized in writing, an original of which shall be delivered to the Agent, by such Chief Financial Officer or Treasurer in substantially the form attached hereto as Exhibit B.

         Business Day: means (i) with respect to any borrowing, payment or rate selection regarding a Eurodollar Advance, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Los Angeles and New York and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Los Angeles and New York.

         Calculation Period: means, as of any date of determination, the fiscal quarters of the Company elapsed since March 31, 1998, not to exceed the immediately preceding four (4) full fiscal quarters.

         Cash Equivalents: means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's, (iii) commercial paper maturing no more than 90 days from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's, (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by commercial banks organized under the laws of the United States or any state thereof or the District of Columbia, each having combined capital and surplus of not less than $500,000,000, and (v) reverse repurchase obligations having terms not exceeding seven days entered into with any financial institution meeting the qualifications specified in clause (iv) above or with any securities dealer approved by the Agent, provided that there is an investment agreement in effect pursuant to which the underlying securities are held by a sub-agent for the Collateral Agent and all cash proceeds are payable directly to the Settlement Account.

         Change in Control: means the acquisition by any Person or group (within the meaning of Rule 13d-5 of the SEC under the Exchange Act) of Persons (other than Fund American Enterprises Holdings, Inc. or a wholly-owned Subsidiary thereof), of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of outstanding shares of voting stock of the Company at any time if, after giving effect to such acquisition, such Person or Persons beneficially owns twenty percent (20%) or more of such outstanding voting stock, and Fund American Enterprises Holdings, Inc. or a wholly-owned Subsidiary thereof does not beneficially own more than fifty percent (50%) of such outstanding shares of voting stock.

         Code: means the Internal Revenue Code of 1986, as amended from time to time.

         Collateral: means all right, title and interest of the Company of every kind and nature, in and to all of the following property, assets and rights of the Company wherever located, whether now existing or hereafter arising, and whether now or hereafter owned, acquired by or accruing or owing to the Company and all proceeds and products thereof:

               (i) all FSA Common Stock, together with all cash, securities or other property which become payable or attributable to the Company on account of the FSA Common Stock, including any cash, securities or other property payable or distributable on account of any cash dividend, stock redemption, stock split, stock dividend or other dividend payable in property other than cash;

               (ii) cash and Cash Equivalents held by the Agent or Collateral Agent as security for the Secured Debt;

               (iii)   the Custody Account; and

               (iv) the Settlement Account and all monies deposited therein.

         Collateral Agent: means First Chicago or its successor or affiliate, as Collateral Agent under the Security Agreement.

         Commitment: means, for each Lender as of any date, the obligation of such Lender to make Loans not exceeding the amount set forth as its commitment on Exhibit C attached hereto, as such amount may be modified from time to time pursuant to the terms hereof, or the amount established in any assignment to a new Lender pursuant to the terms hereof.

         Commitment Percentage: means, for each Lender as of any date, the quotient of (i) such Lender's Commitment, divided by (ii) the Aggregate Commitment, which Commitment Percentage shall initially be as set forth on Exhibit C for each Lender.

         Company: means Source One Mortgage Services Corporation, a Delaware corporation.

         Control: means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another entity, whether through the ownership of voting securities, by contract or otherwise.

         Control Agreement: means that certain Control Agreement of even date herewith among the Company, the Collateral Agent and the Custodian pursuant to which the Custodian, having custody of the FSA Common Stock owned by the Company, agrees to the Collateral Agent's control over such stock and the Custody Account to perfect the security interest created under the Security Agreement.

         Controlled Group: means all members of a controlled group of corporations and all trades or business (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Code.

         Conversion/Continuation Notice:  is defined in Section 2.12(iii).

         Corporate Base Rate: means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as such corporate base rate changes.

         Credit Documents: means this Agreement, the Security Agreement, the Notes, the Control Agreement and all other documents and instruments now or hereafter delivered to the Agent or the Lenders pursuant to or in connection with the transactions contemplated hereby, and any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

         Credit Indebtedness: means, as of any date, all amounts owing under any of the Credit Documents to any of the Lenders, the Agent, or the Collateral Agent.

         Credit Requirement: means, as of any date, the aggregate unpaid principal balance of all Loans then outstanding hereunder.

         Custodian: means Roney & Co., a member firm in good standing of the Depository Trust Company.

         Custody Account: means the account established with the Custodian in which the Eligible FSA Common Stock has been deposited.

         Debt: means, with respect to any Person, as of any date of determination thereof, without duplication, (i) all obligations of such Person for borrowed money, including but not limited to money borrowed from any parent, subsidiary or affiliate of such Person, whether or not evidenced by a promissory note, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, including without limitation the obligation of such Person to pay any deferred purchase price for Servicing Agreements acquired, (iv) all obligations of such Person as lessee under capital leases, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (vi) all Debt of others Guaranteed by such Person, (vii) all on-balance-sheet obligations of such Person under repurchase agreements covering mortgage-backed securities or pools of Mortgage Loans, (viii) the Approved Secured Rate Hedging Obligations, and (ix) all obligations of such Person to fund the origination or acquisition of Mortgage Loans represented by uncleared loan funding checks or drafts payable to the mortgagor or seller of such Mortgage Loans, as the case may be; provided that Debt shall not include Mortgage-Related Indebtedness.

         Debt Threshold:  is defined in Section 8.5.

         Default: means an Event of Default or any event or condition that with the giving of notice or the passage of time or both would constitute an Event of Default.

         Eligible Collateral: means, as of any date without duplication, (i) Eligible FSA Common Stock, (ii) the balance to the credit of the Company in the Settlement Account, and (iii) cash and Cash Equivalents held by the Agent or Collateral Agent as security for the Secured Debt.

         Eligible FSA Common Stock:  is defined in Section 4.1.

         ERISA: means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         ERISA Affiliate: means any corporation or trade or business which is a member of the same Controlled Group as the Company.



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

         Eurodollar Advance: means an Advance which bears interest at the Eurodollar Rate.

         Eurodollar Base Rate: means, with respect to a Eurodollar Interest Period, the rate determined by the Agent to be the rate at which deposits in U.S. dollars are offered by First Chicago to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, in the approximate amount of (i) the amount of the Eurodollar Advance divided by (ii) the number of Lenders making Loans in connection with such Advance, and having a maturity approximately equal to such Eurodollar Interest Period.

         Eurodollar Interest Period: means, with respect to a Eurodollar Advance, a period of one, two or three months, as selected by the Company, commencing on a Business Day selected by the Company pursuant to this Agreement. Such Eurodollar Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two or three months thereafter, as applicable; provided, however, that if there is no such numerically corresponding day in such next month, such Eurodollar Interest Period shall end on the last Business Day of such next month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, provided, however, that (i) if said next succeeding Business Day falls in a new calendar month, such Eurodollar Interest Period shall end on the immediately preceding Business Day, and (ii) no Eurodollar Interest Period shall extend beyond the Termination Date.

         Eurodollar Loan: means a Loan which bears interest at a Eurodollar Rate.

         Eurodollar Rate: means, with respect to a Eurodollar Advance and Eurodollar Loan for the relevant Eurodollar Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to that Eurodollar Interest Period, plus (ii) the Applicable Margin in effect two Business Days prior to the first day of such Eurodollar Interest Period.

         Event of Default:  means any of the events described in
Section 10.1.

         Exchange Act: means the Securities Exchange Act of 1934, as amended.

         Facility: means the facility comprised of the Commitments made available to the Company pursuant to this Agreement, which facility has an original term of 364 days and an initial Aggregate Commitment of $35,000,000.

         Facility Fee Rate: means, as of any date, twenty one-hundredths of one percent (0.20%) per annum.

         Federal Agency:  means FHLMC, FNMA, GNMA, FHA or VA.

         Federal Funds Advance: means an Advance bearing interest at the Federal Funds Rate.

         Federal Funds Funding Rate: means, with respect to any Federal Funds Loan for any day, the rate per annum equal to the consensus (or if no consensus exists, the arithmetic average) of the rates at which reserves are offered by first-class banks to other first-class banks (at approximately the time at which the applicable Advance Notice or Conversion/Continuation Notice is received or the time at which an automatic continuation is deemed to have occurred) on such day (or if such day is not a Business Day, on the immediately preceding Business
Day) on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, based on quotes received by the Agent from three federal funds brokers of recognized standing selected by the Agent in its sole discretion; provided, however, that in lieu of determining the rate in the foregoing manner, the Agent may substitute therefor the consensus (or if no consensus exists, the arithmetic average) of the rates at which reserves are offered by first-class banks to other first-class banks at 10:00 a.m. (Chicago time) on such day (or if such day is not a Business Day, on the immediately preceding Business Day) on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, received by the Agent from three federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         Federal Funds Loan: means any Loan constituting a portion of a Federal Funds Advance.

         Federal Funds Rate: means, for any day, an interest rate per annum equal to (i) the Federal Funds Funding Rate for such day, plus (ii) 0.125% per annum, plus (iii) the Applicable Margin.

         Fees:  is defined in Section 2.2.

         FHA: means the Federal Housing Administration or other agency, corporation or instrumentality of the United States to which the powers and duties of the Federal Housing Administration have been transferred.

         FHA-Approved Mortgagee: means an institution that is approved by the FHA to act as a servicer and mortgagee of record with respect to a Mortgage Loan insured by the FHA.

         FHLMC: means the Federal Home Loan Mortgage Corporation or other agency, corporation or instrumentality of the United States to which the powers and duties of the Federal Home Loan Mortgage Corporation have been transferred.

         FHLMC-Approved Lender: means an institution that is approved by the FHLMC to act as a lender in connection with the origination of any Mortgage Loan purchased by the FHLMC.

         First Chicago: means The First National Bank of Chicago, in its corporate capacity and not as Agent, and its successors and assigns.

         FNMA: means the Federal National Mortgage Association or other agency, corporation or instrumentality of the United States to which the powers and duties of the Federal National Mortgage Association have been transferred.

         FNMA-Approved Lender: means an institution that is approved by the FNMA to act as a lender in connection with the origination of any Mortgage Loan purchased by the FNMA.

         FSA: means Financial Security Assurance Holdings Ltd., a New York corporation.

         FSA Common Stock: means 3,460,200 shares of common stock of FSA, having a par value of $0.01 per share, together with any additional shares in FSA or any portions or other rights with respect to FSA to which the holder of such shares becomes entitled hereafter, subject to possible releases thereof in accordance with Section 4.5.

         Fundamental Change:  is defined in Section 8.4.

         Fundamental Change/Investment Calculation Period: means, in respect of any Fundamental Change or Investment, the period ending on the date of consummation of such Fundamental Change or Investment and including the four most recent consecutive fiscal quarters ending on or prior to the date of consummation of such Fundamental Change or Investment.

         Funded Debt: means as of any date of determination thereof, all Debt of the Company and its consolidated Subsidiaries (including without limitation all amounts payable by the Company in connection with the acquisition of any Servicing Agreements and the amount of all checks, drafts or other items issued by the Company or any of its consolidated Subsidiaries to fund Mortgage Loans to the extent such checks, drafts or other items have not been collected upon and paid), minus (i) all Debt of others Guaranteed by the Company or any of its consolidated Subsidiaries and (ii) all Debt of others secured by a Lien on any asset of the Company or any of its consolidated Subsidiaries, unless such Debt is assumed by the Company or any of its consolidated Subsidiaries.

         GAAP: means generally accepted accounting principles as in effect from time to time.

         GNMA: means the Government National Mortgage Association or other agency, corporation or instrumentality of the United States as to which the powers and duties of the Governmental National Mortgage Association have been transferred.

         Guaranty: means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person (a "primary obligor") or in any manner providing for the payment of any Debt of any primary obligor or otherwise protecting the holder of such Debt against loss (whether by agreement to keep-well, to purchase assets, goods, securities or services, to advance or supply funds to the primary obligor to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, to take-or-pay or otherwise), provided that the term "Guaranty" shall not include (i) endorsements for collection or deposit in the ordinary course of business, (ii) obligations of the Company pursuant to Recourse Servicing, (iii) commitments by the Company to purchase Mortgage Loans in the ordinary course of business, and (iv) obligations in the Company's capacity as servicer of Mortgage Loans. The term "Guarantee" used as a verb has a correlative meaning.

         Hazardous Substance: means any hazardous, toxic or dangerous waste, substance or material subject to regulation under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and federal, state or local so-called "Superfund" or "Superlien" laws, or any other federal, state or local laws, ordinances, rules or regulations governing or regulating hazardous materials, pollution, the environment or public health, as now or at any time hereafter in effect.

         HUD: means the United States Department of Housing and Urban Development or other agency, corporation or instrumentality of the United States to which the powers and duties of the United States Department of Housing and Urban Development have been transferred.

         Investment: means, as applied to any Person, any direct or indirect purchase or other acquisition by that Person of, or a beneficial interest in, stock or other securities of any other Person or any option, contract, certificate or other financial product (including, but not limited to, interest rate swaps and other hedging instruments), or any direct or indirect loan, advance or capital contribution by that Person to any other Person, including all indebtedness and accounts receivable from that other Person which are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be determined in accordance with GAAP.

         Lender: means, at any time, any party having a Commitment hereunder and its successors and permitted assigns.

         Lending Installation: means, with respect to a Lender, any office, branch, subsidiary or affiliate of such Lender.

         Lending Sublimits:  is defined in Section 2.1(a).

         Lien: means, with respect to any asset of any Person, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, such Person shall be deemed to hold subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sales agreement, capital lease or other title retention agreement relating to such asset.

         Loan: means a loan of money in any amount to the Company by a Lender pursuant to this Agreement.

         Market Value: means, with respect to the FSA Common Stock, on a monthly basis, or more often if so required from time to time by the Agent, the then-current market value of such FSA Common Stock as conclusively determined by the bid price published in The Wall Street Journal (or other financial publication selected by the Agent if such price is not published therein for any reason).

         Maximum Special Dividend Amount:  is defined in Section 8.16.

         Moody's: means Moody's Investors Service, Inc. or any successor to its business.

         Mortgage: means a mortgage, deed of trust, security deed or similar instrument purporting to create a first or second lien or similar interest in real estate and improvements thereon.

         Mortgage Loan: means a loan of money evidenced by a Mortgage Note and secured by a Mortgage.

         Mortgage Note: means a note evidencing the indebtedness secured by a Mortgage.

         Mortgage-Related Indebtedness: means, with respect to the Company and its Subsidiaries, any amount arising out of the issuance in the ordinary course of the mortgage banking business of the Company and its Subsidiaries of (i) mortgage pools, pass-throughs, participation certificates and other mortgage-related securities to the extent that such amount would not, in accordance with GAAP, be shown as indebtedness on a consolidated balance sheet of the Company and its Subsidiaries as at such date and (ii) collateralized mortgage obligations and other mortgage-related securities issued by a Subsidiary of the Company, the payment of principal and interest in respect of which is secured by a Lien on Mortgage Loans or other mortgage-related securities (or other securities in which the Company invests in the ordinary course of its mortgage banking business) conveyed to such Subsidiary in an amount reasonably anticipated by the Company to approximate the amount required to pay the principal and interest in respect of such collateralized mortgage obligations or other mortgage-related securities (whether or not such amount would, in accordance with GAAP, be shown as indebtedness on a consolidated balance sheet of the Company and its Subsidiaries as at such date).

         Note: means promissory notes evidencing amounts that may be advanced from time to time under this Agreement, in substantially the form of Exhibit E attached hereto, each duly executed by the Company and payable to the order of a Lender, including any amendment, modification, renewal or replacement of such promissory notes.

         Notice Address: means, as to any Person, the address of such Person specified in or pursuant to Section 12.2.

         Obligations: means any and all amounts due from the Company to any of the Lenders, the Agent or the Collateral Agent hereunder or under the Notes, the Security Agreement or any other Credit Document.

         Other Facility: means that certain Fourth Amended and Restated Revolving Credit Agreement dated as of July 10, 1998 by and among the Company, First Chicago, the Lenders and certain other banks, as amended and supplemented from time to time.

         Parent: means collectively, White Mountains Holdings, Inc., which holds 97% of the stock of the Company, and Fund American Enterprises Holdings, Inc., which in turn holds all of the stock in White Mountains Holdings, Inc. and the remaining 3% of the stock of the Company.

         Participants:  is defined in Section 11.2(a).

         PBGC: means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         Person: means an individual, corporation, limited liability company, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         Plan: means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Company or any member of the Controlled Group may have any liability.

         Pledged Item: means any FSA Common Stock or Cash Equivalent that is from time to time designated as Collateral by the Company and the Collateral Agent or the Custodian pursuant to this Agreement, the Security Agreement or the Control Agreement.

         Pledgor:  is defined in Section 4.3.

         Published Federal Funds Effective Rate: means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         Rate Hedging Agreement: means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate floor, cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

         Rate Option: means the Eurodollar Rate, the Federal Funds Rate or the Alternate Base Rate.

         Recourse Servicing: means any servicing rights under a Servicing Agreement (other than any Servicing Agreement with GNMA) which obligates the Company to repurchase Mortgage Loans upon default by the borrower thereunder or indemnify any party having an interest in such Mortgage Loans against any principal loss arising from such a default, unless (i) the Company has obtained and maintains in effect insurance with coverages satisfactory to Agent from an insurance company having a "AAA" rating covering the risk of being required to so indemnify any such party, or (ii) the Company's obligation to indemnify any party against any principal loss is limited to 10% or less of any such loss.

         Regulation D: means Regulation D of the Board of Governors as from time to time in effect and any successor or other regulation or official interpretation of the Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         Regulation U: means Regulation U of the Board of Governors from time to time in effect and any successor or other regulation or official interpretation of the Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         Reportable Event: means a reportable event as described in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         Required Lenders: means (i) Lenders having two-thirds of the Aggregate Commitment then in effect, or (ii) if the Commitments have been terminated, Lenders having at least two-thirds of the aggregate Loans then outstanding.

         Reserve Requirement: means, with respect to the Eurodollar Rate applicable to a Eurodollar Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on eurocurrency liabilities on the date of determination of such Eurodollar Rate.

         Residential Mortgage Loan: means a Mortgage Loan secured by a Mortgage on a Single Family Residence.

        Restricted FSA Securities: means any securities or contractual rights now or hereafter owned by the Company which are convertible into, are exercisable for or represent a right to acquire, without regard to any contractual restrictions thereon, shares of capital stock of FSA, together with all capital stock of FSA which is acquired by the Company pursuant to such a conversion or any exercise of such right.

         Restricted Payment: means: (i) with respect to the Company, any payment of any dividends upon any shares of the Company's stock now or hereafter outstanding, except dividends payable in the stock of the Company, and any other distribution or other transfer of assets to its stockholders, as such, (including any repurchase of the Company's stock) whether in cash, property, or securities, other than the exchange of Subordinated Debt for Series A Preferred Stock or the purchase at market value from an Affiliate of a readily-marketable security traded on the New York Stock Exchange, American Stock Exchange or The NASDAQ Stock Market as approved by the Agent; and (ii) any payment of principal of or interest on the Subordinated Debt, and any amounts deposited with the trustee under the Subordinated Debt Indenture or otherwise irrevocably set aside for the benefit of the holders of the Subordinated Debt for the purpose of defeasance of the Subordinated Debt.

         Resulting Entity: means the Company and its consolidated Subsidiaries after giving effect to any Fundamental Change or Investment.

         S&P: means Standard & Poor's Ratings Group or any successor to its business.

         SEC: means the Securities and Exchange Commission (or any successor entity).

         Secured Debt:  means the Credit Indebtedness.

         Secured Parties: means, collectively, the Lenders, the Agent and the Collateral Agent.

         Security Agreement: means the Pledge and Security Agreement as of even date herewith, substantially in the form of Exhibit D attached hereto, by and among the Company, the Agent and the Collateral Agent, pursuant to which a security interest is created in favor of the Collateral Agent for the Secured Parties in certain Collateral to be pledged pursuant to this Agreement, as the same may, from time to time, be further supplemented, modified or amended.

         Series A Preferred Stock: means the Company's 8.42% Cumulative Preferred Stock, Series A.

         Servicing Agreement: means a written contract of the Company with another Person to act on behalf of such other Person to, among other things, receive payments in respect of Mortgage Loans and to service Mortgage Loans, but shall not include the servicing rights related to (i) any Residential Mortgage Loans while they constitute collateral under the Other Facility, (ii) any commercial Mortgage Loans, or (iii) any other Mortgage Loans held for investment by the Company, Parent or any of their respective Subsidiaries.

         Servicing Purchaser: means a Person which has purchased Servicing Agreements from the Company.

         Settlement Account:  means the account established pursuant to
Section 4.6.

         Single Family Residence: means a one- to four-family dwelling unit, which may be a condominium unit but which shall not be a mobile home (unless qualified under a Federal Agency program) or a dwelling unit in a cooperative apartment building.

         Special Dividend:  means any Restricted Payment made pursuant to
Section 8.16(b)(ii).

         Subordinated Debt: means the principal amount of (but not any interest on) the unsecured subordinated Debt of the Company outstanding from time to time (which amount shall not exceed $100,000,000) evidenced by the Quarterly Income Capital Securities (Subordinated Interest Deferrable Debentures, Due 2025) of the Company issued in exchange for certain of the Series A Preferred Stock, the terms of which unsecured subordinated Debt are set forth in the Subordinated Debt Indenture; but shall not include any such unsecured subordinated Debt with respect to which any amounts shall have been deposited with the trustee under the Subordinated Debt Indenture or otherwise irrevocably set aside for the benefit of the holders of such Debt for the purpose of defeasance of such Debt.

         Subordinated Debt Indenture: means that certain Subordinated Indenture, dated as of December 1, 1995, as amended or supplemented from time to time, by and between the Company and IBJ Schroeder, as trustee, pursuant to which the Company has issued or will issue the Subordinated Debt.

         Subservicing Agreement: means a Servicing Agreement between the Company and a Person which does not own the Mortgage Loans being serviced thereunder but only has servicing or other non-ownership rights with respect thereto.

         Subsidiary: of a Person means (i) any corporation more than 50% of the outstanding voting securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Company.

         Termination Date: means July 9, 1999, or if any such day is not a Business Day, the next preceding Business Day.

         Transferee:  is defined in Section 11.4.

         Unsecured Leverage Ratio: means the maximum leverage ratio set forth in Section 8.9.

         VA: means the Veterans Administration or other agency, corporation or instrumentality of the United States as to which the powers and duties of the Veterans Administration have been transferred.

         VA-Approved Lender: means an institution that is approved by the VA to act as a lender in connection with the origination of any Mortgage Loan guaranteed by the VA.

         VA Mortgage Loan: means a Mortgage Loan that is secured by a first lien on land and the Single Family Residence constructed thereon and is guaranteed by the VA.

         Year 2000 Issues: means anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability materially affects the business, operations and financial condition of the Company and its Subsidiaries and of the Company's and its Subsidiaries' material customers, suppliers and vendors.

         Year 2000 Program:  is defined in Section 6.17.

         1.2  Interpretation.

              (a) Words of the masculine gender include correlative words of the feminine and neuter genders.

              (b) Unless the context shall otherwise indicate, words importing the singular include the plural and vice versa.

              (c) Articles and Sections referred to by number mean the corresponding Articles and Sections of this Agreement.

              (d) The terms "hereby," "hereof," "hereto," "herein," "hereunder" and any similar terms as used in this Agreement, refer to this Agreement as a whole unless otherwise expressly stated.

         1.3  Accounting Terms and Determinations.

              Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company delivered to the Lenders. To enable the ready and consistent determination of compliance with the covenants set forth herein, the Company will not change its fiscal year from a calendar year without (i) advance written notice to the Lenders, (ii) providing interim financial reports certified by the Company, by the dates that such reports would have been required prior to such change, and (iii) providing an interim audited financial statement if more than fifteen (15) months will have elapsed between annual audited financial statements as a result of such change.


                                   ARTICLE II
                                   BORROWINGS

         2.1 Availability and Adjustments.

                      (a) Agreement to Lend. Subject to subparagraphs (1) and
         (2) below (the "Lending Sublimits"), each Lender severally agrees to make Loans to the Company on the terms and subject to the conditions set forth in this Agreement from time to time through the Business Day immediately preceding the Termination Date, provided that, on any date, after giving effect to such Loans and all other Loans that the Company has requested be made on such date:

                      (1) the aggregate principal balance then outstanding
                  under all Loans made by any Lender under this Agreement shall not at any time exceed such Lender's then-current Commitment; and

                      (2) the Credit Requirement shall not exceed the
                  Borrowing Base.

         Subject to the terms and conditions hereof, the Company may borrow, repay and reborrow amounts hereunder.


                      (b) Optional Reductions in Aggregate Commitments. The Company shall have the right to reduce the Aggregate Commitment upon ten Business Days' prior written notice to the Agent (which shall promptly notify the Lenders), provided that such voluntary reductions shall be made only in multiples of $5,000,000. Upon a reduction of the Aggregate Commitment pursuant to the preceding sentence, each Lender's Commitment shall be decreased pro rata in accordance with such Lender's Commitment Percentage. On or before the effective date of any such reduction, the Company shall, if necessary, repay sufficient Loans to prevent the remaining outstanding Loans hereunder, after giving effect to such permanent reduction, from exceeding the Lending Sublimits.

         2.2  Fees.

              The Company shall pay the following fees (the "Fees"):

              (a) Facility Fee. A facility fee based on the Aggregate
         Commitment from time to time, calculated at the Facility Fee Rate, expressed as a per diem rate on the actual Aggregate Commitment for each day during the preceding full or partial calendar quarter, payable in arrears, on or before the fifth Business Day of each calendar quarter and on the Termination Date. This fee shall be allocated among the Lenders on a pro rata basis in accordance with their respective Commitments on each day during such quarter.

              (b) Up-Front Fees. An up-front fee to each Lender based on such Lender's initial total Commitment hereunder payable when this Agreement becomes effective, equal to 0.075% of the Commitment of such Lender.

              (c) Other Fees Payable to Agent. Any fees payable to the Agent pursuant to any applicable letter agreements between the Agent and the Company.

              (d) Collateral Agent Fees. Collateral Agent fees payable to Collateral Agent for its services rendered pursuant to the Security Agreement as agreed to by the Company and the Collateral Agent from time to time.

         2.3  Advances.

              (a) Types of Advances. Each Advance hereunder shall consist of Loans made from one or more of the Lenders and requested by the Company in accordance with Section 2.9. Subject to the terms and conditions herein, Eurodollar Advances, Alternate Base Rate Advances and Federal Funds Advances shall be generally available as permitted by the Lending Sublimits. Notwithstanding anything to the contrary contained in this Agreement, at any time during the continuance of a Default the Agent may (and at the direction of the Required Lenders shall) declare by notice to the Company that no Advance may be made as, converted into or continued as a Eurodollar Advance and each such Advance shall automatically be converted into a Federal Funds Advance at the expiration of the Eurodollar Interest Period applicable thereto.

              (b) Rate Options. Eurodollar Advances, Alternate Base Rate Advances and Federal Funds Advances shall accrue interest at the Eurodollar Rate, the Alternate Base Rate or the Federal Funds Rate, respectively.

              (c) Funding of Advances. All Advances shall be funded on a pro rata basis among all Lenders in accordance with each Lender's Commitment Percentage.

        2.4  [Intentionally Omitted].

        2.5  [Intentionally Omitted].

        2.6  [Intentionally Omitted].

        2.7  Rate after Maturity.

             Any Advance not paid at maturity, whether by acceleration or otherwise, and any other amount not paid when due hereunder shall bear interest until paid in full at a rate per annum equal to the Alternate Base Rate plus two percent (2.0%) per annum; provided, however, that such interest rate after maturity shall in no event be less than the interest rate that was in effect with respect to such Advance prior to maturity.

        2.8  Interest Payment Dates.

             Interest shall accrue at the relevant rate for each day from the day on which the proceeds of such Advance are made available to the Company. Interest accrued on each Advance other than a Eurodollar Advance shall be payable on the first to occur of (i) the first Business Day of the immediately following calendar month, commencing with the first such date to occur after the date hereof, or (ii) at maturity of the Facility, whether due to acceleration or otherwise. Interest accrued on each Eurodollar Advance shall be payable on the first to occur of (i) the last day of each Eurodollar Interest Period, or (ii) any date on which any such Eurodollar Advance is prepaid, whether due to acceleration or otherwise, or (iii) the Termination Date. Interest and Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made. Interest shall not be payable for the day of any payment on the amount paid if payment is received prior to noon (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

        2.9  Method of Selecting Rate Options and Interest Periods.

             Subject to the terms hereof, for each Advance hereunder the Company shall give the Agent irrevocable notice (an "Advance Notice") not later than (i) 10:00 a.m. (Chicago time) on the proposed Advance Date for each Federal Funds Advance, (ii) noon (Chicago time) on the proposed Advance Date for each Alternate Base Rate Advance, and (iii) 11:00 a.m. (Chicago time) three (3) Business Days before the Advance Date for each Eurodollar Advance specifying:

             (a) the Advance Date, which shall be a Business Day, of such Advance,

             (b) the aggregate amount of such Advance, which shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof,

             (c)  the type of such Advance, and

             (d) in the case of a Eurodollar Advance, the Eurodollar Interest Period applicable thereto.

Delivery of an Advance Notice, whether by telephone or in writing, shall constitute a representation and warranty that, after giving effect to the amount of the Advance being requested, (i) the then-current Borrowing Base is equal to or greater than the Credit Requirement, and (ii) no Lending Sublimit shall be exceeded. Changes in the rate of interest on that portion of any Advance maintained as an Alternate Base Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. The interest rate on each Federal Funds Advance shall be recalculated daily for each day that such Federal Funds Advance is continued under Section 2.12(ii). Each Eurodollar Advance shall bear interest for each day from and including the first day of the Eurodollar Interest Period applicable thereto to (but not including) the last day of such Eurodollar Interest Period at the interest rate determined as applicable to such Advance. The Company shall select Eurodollar Interest Periods with respect to Eurodollar Advances so that it is not necessary to pay a Eurodollar Advance prior to the last day of the applicable Eurodollar Interest Period in order to make the mandatory repayment on the Termination Date.

        2.10  Maximum Number of Eurodollar Loans.

              The Company may not request an additional Eurodollar Advance if the making of such Advance would result in any Lender holding Eurodollar Loans having more than three (3) different Eurodollar Interest Periods at any given time.

         2.11  Funding Procedures.

               Not later than 2:00 p.m. (Chicago time) on each Advance Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago to the Agent at its address specified pursuant to Article
XII. The Agent will make the funds so received from the Lenders available to the Company at the Agent's aforesaid address, subject to the provisions of Article V.

         2.12  Conversion and Continuation.

               (i) The Company may elect from time to time, subject to the provisions of Sections 2.3(a), 2.9 and 2.10 and the Lending Sublimits to convert all or any part of any Advance into a different type of Advance, provided that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the applicable Eurodollar Interest Period.

               (ii) Alternate Base Rate Advances shall continue as the same type of Advances unless and until such Advances are converted into a different form of Advance in accordance with the terms hereof. Federal Funds Advances shall continue as Federal Funds Advances unless and until (a) such Advances are converted into a different form of Advance in accordance with the terms hereof or (b) the Company has paid any such Federal Funds Advance prior to 10:00 a.m. (Chicago time) on any Business Day or given the Agent written notice before 10:00 a.m. (Chicago time) on any Business Day that such Federal Funds Advance will be repaid on such Business Day. If the Company so notifies the Agent that it will be paying a Federal Funds Advance on any Business Day and fails to do so, such Advance shall be converted into an Alternate Base Rate Advance. Eurodollar Advances shall continue until the end of the then-applicable Eurodollar Interest Period therefor, at which time each such Advance shall be automatically converted to a Federal Funds Advance, unless the Company shall have given the Agent notice in accordance with Section 2.12(iii) requesting that, at the end of such Eurodollar Interest Period, such Advance continue as a Eurodollar Advance for a specified Eurodollar Interest Period or be converted to a different type of Advance.

               (iii) The Company shall give the Agent irrevocable notice
         (a "Conversion/Continuation Notice") of each conversion of an Alternate Base Rate Advance or a Federal Funds Advance, or conversion or continuation of a Eurodollar Advance, not later than (i) 10:00 a.m. (Chicago time) on the date of the requested conversion or continuation, in the case of a conversion into a Federal Funds Advance or Alternate Base Rate Advance, or (ii) 11:00 a.m. (Chicago

         time) at least three Business Days prior to the date of the requested conversion into or continuation of a Eurodollar Loan, specifying: (1) the requested date (which shall be a Business Day) of such conversion or continuation; (2) the amount and type of the Advance to be converted or continued; (3) the amount and type(s) of Advance(s) into which such Advance is to be converted or continued; and (4) in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Eurodollar Interest Period applicable thereto.

         2.13  Optional Principal Payments.

               All or any portion of Alternate Base Rate Advances and Federal Funds Advances may be paid without penalty or premium on any Business Day provided that such repayments are made by (i) 10:00 a.m. (Chicago time) with respect to Federal Funds Advances, or (ii) noon (Chicago time) with respect to Alternate Base Rate Advances. A Eurodollar Advance may not be paid prior to the last day of the applicable Eurodollar Interest Period provided, however, that the Company shall compensate the Lenders for any funding losses and/or loss of profits incurred as a result of any voluntary prepayment (if accepted) or involuntary prepayment of any such Advance prior to the last day of the applicable Eurodollar Interest Period. All optional principal payments shall be applied to the type of Advance designated by the Company when making such payment, provided that any payments received during the continuance of an Event of Default shall be applied on a pro rata basis to all Advances then outstanding (with the portion applicable to Eurodollar Loans to be applied to such Loans either immediately or at the end of the relevant Eurodollar Interest Period at the option of the Company).

         2.14  Required Principal Payments.

               (a) Payments Related to Borrowing Base. On any date that the Credit Requirement is in excess of the then-current Borrowing Base, the Company shall make a mandatory payment to the Agent for the benefit of the Lenders in the amount of such excess. Such payment shall be allocated pro rata among the Lenders in accordance with the amounts of their outstanding Loans hereunder.

               (b) Final Payment on Termination Date. The outstanding principal balance of all Advances not repaid earlier, together with any accrued and unpaid interest and Fees, unless required to be paid earlier pursuant to the terms hereof, shall be due and payable on the Termination Date.

         2.15  Method of Payment.

               All payments of principal, interest, and Fees hereunder shall be made in immediately available funds to the Agent at the Agent's address specified pursuant to Article XII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Company on the date due by 1:00 p.m. (Chicago time). Notwithstanding the foregoing, if the Company fails to repay or give the Agent notice of repayment of a Federal Funds Advance before 10:00 a.m. (Chicago time) on the Business Day that the Company intends to repay such Advance, any payment of such Advance received by the Agent on such Business Day after the time required for payment or notice shall be deemed to have been received by the Agent at the opening of business on the following Business Day. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds which the Agent received at its address specified pursuant to Article XII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Company maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder.

         2.16  Notes; Telephonic Notices.

               Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedules attached to its Note provided, however, that the failure to so record or any error in such recording shall not affect the Company's obligations hereunder or under such Note. The Company hereby authorizes the Lenders and the Agent to extend, continue or convert Advances, effect Rate Option selections and transfer funds to or for the account of the Company based on telephonic notices (confirmed promptly thereafter by facsimile) made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Company. The Company agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an officer of the Company authorized in writing to do so. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

         2.17  General Provisions as to Payments.

               (a) The Company shall make each payment of principal or interest on the Loans and shall pay all Fees not later than the times stated in Section 2.15. The Agent shall promptly distribute to each Lender its share of each payment of principal or interest or fees received by the Agent for the account of such Lender.

               (b) Amounts paid to or held by the Agent for the payment of Loans shall not be deemed paid to a Lender until received by such Lender by the later of 3:00 p.m. (Chicago time) or the close of business on such date. If amounts are received by the Agent from the Company prior to the applicable times stated in Section 2.15 and the Agent fails to make a Lender's portion of such amount available to such Lender by close of business on such date, the Company shall have no obligation to pay any further interest on such payment and the Agent shall pay to such Lender interest on such payment to the date paid to such Lender by the Agent at a rate per annum equal to the then-current Published Federal Funds Effective Rate.

         2.18  Notification of Advances, Interest Rates and Prepayments.

               Promptly after receipt thereof, the Agent will notify each Lender by facsimile of the contents of each Advance Notice, Conversion/ Continuation Notice, and repayment notice received by it hereunder. Not later than one Business Day prior to the Advance Date for each Eurodollar Advance, the Agent will notify by facsimile each Lender and the Company of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate. When any Advances are outstanding or have been requested at the Federal Funds Rate or the Alternate Base Rate the Agent will give each Lender and the Company prompt notice by facsimile of each change in such rate.

         2.19  Lending Installations.

               Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by facsimile or written notice to the Agent and the Company, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made. Notwithstanding the foregoing, no Lender may transfer its Loans to another Lending Installation if such transfer would cause the Company to incur additional indemnification costs under Section 3.1 hereof, and if after a Lender transfers its Loans to another Lending Installation the Company incurs additional indemnification costs under Section 3.1 hereof as a result of such transfer, such Loans shall be transferred back to the original Lending Installation.

         2.20  Non-Receipt of Funds by Agent.

               (a) Unless the Company or a Lender, as the case may be, notifies the Agent prior to the close of business on the Business Day immediately preceding the date on which it is required to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Company, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made or will be made on the date required. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Company, as the case may be, has not in fact made or does not make when due such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of repayment by a Lender, the Published Federal Funds Effective Rate for such day or (ii) in the case of repayment by the Company, the interest rate applicable to the relevant Loan. If a Lender fails to pay the Agent as provided in the preceding sentence, the Company shall pay such amount to the Agent upon demand plus interest (at the rate applicable to the applicable Advance) to the date of repayment (but not including such date if payment is received prior to the deadlines established in Section 2.15).

               (b) Neither the Agent nor any Lender shall incur any liability to the Company in acting upon any telephonic notice referred to in this Agreement which the Agent or such Lender believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this Section 2.20. Upon the funding of Loans by the Lenders in accordance with this Agreement (including satisfaction of all conditions thereto) pursuant to any telephonic notice (with confirmation promptly thereafter by facsimile), the Company shall have effected a borrowing hereunder. An Advance Notice (or telephonic notice in lieu thereof) shall be irrevocable and the Company shall be bound to effect a borrowing in accordance therewith.

               (c) If the Agent fails to make any Loan funds received from a Lender available to the Company for any reason and does not return such Loan funds to such Lender on the same Business Day such funds were received by the Agent, the Agent shall pay to such Lender, upon demand, interest from the date such funds are received by the Agent from such Lender, provided such funds were received prior to the deadlines for receipt set forth in Section 2.11 until the date such corresponding amount is either made available by the Agent to the Company within the time limits of Section 2.11 or so returned to such Lender, at the rate per annum equal to the then-current Published Federal Funds Effective Rate and the Company shall have no responsibility to such Lender with respect to such funds until they are so made available to the Company by the Agent.

              (d) Nothing in this Section 2.20 shall relieve any Lender from its obligation to fund its share of any Advance, prejudice any rights the Company may have against any Lender as a result of such Lender's failure to make the amount of its Loan available to the Company or obligate any Lender to fund any other Lender's share of any Advance.


                                   ARTICLE III
                             CHANGE IN CIRCUMSTANCES

         3.1  Yield Protection.

              If, after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in any existing or future law, rule, regulation, policy, guideline or directive or the interpretation or administration thereof, or the compliance of any Lender therewith,

                         (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Company, or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder (excluding any tax imposed with respect to the overall net income of any Lender or its Lending Installation and any franchise taxes imposed on any such Lender or Lending Installation to the extent such franchise taxes are in lieu of net income taxes), or

                        (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

                       (iii) affects the amount of capital required or expected to be maintained by any Lender or Lending Installation or any corporation controlling any Lender or Lending Installation and such Lender determines the amount of capital required is increased by or based upon the existence of this Agreement or its obligation to make or maintain Loans hereunder or of commitments of this type, or

                        (iv) imposes any other condition which requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it in an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or Lending Installation of making, renewing or maintaining its Commitment or any Loan or to reduce any amount receivable in respect thereof or to reduce the rate of return on the capital of such Lender or Lending Installation or any Person controlling such Lender or Lending Installation as it relates to credit facilities in the nature of that evidenced by this Agreement, then the Company shall pay such Lender that portion of such increased expense incurred (including, in the case of Section 3.1(iii), any reduction in the rate of return on capital to an amount below that which it could have achieved but for such law, rule, regulation, policy, guideline or directive and after taking into account such Lender's policies as to capital adequacy) or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans and its Commitment to the extent such expenses or reductions arise from and after the date which is 90 days before receipt by the Company of demand for payment by such Lender. Notwithstanding the foregoing, if any of the foregoing circumstances otherwise giving rise to the yield protection provisions of this Section are imposed solely against a single Lender as a result of circumstances or conditions which apply solely to that Lender and not generally to lenders domiciled in the jurisdiction of such Lender's domicile, then the yield protection provisions of this Section shall not apply with respect to such circumstances.

         3.2  Availability of Rate Options.

              If any Lender determines that maintenance of any of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, the Agent shall suspend the availability of the affected Rate Option and require any Eurodollar Advances outstanding at the affected Rate Option to be repaid immediately upon demand; or if the Required Lenders determine that deposits of a type or maturity appropriate to match fund Eurodollar Advances are not available, the Agent shall suspend the availability of the affected Rate Option with respect to any such Loans or Advances made after the date of any such determination. If the Required Lenders determine that the Eurodollar Rate does not accurately reflect the cost of making a Eurodollar Advance at such Rate Option, then, if for any reason whatsoever the provisions of Section 3.1 are inapplicable, the Agent shall suspend the availability of the affected Rate Option with respect to any Eurodollar Advance made after the date of any such determination.

         3.3  Funding Indemnification.

              If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Eurodollar Interest Period, whether because of acceleration, prepayment or otherwise, or if a Eurodollar Advance or Federal Funds Advance is not made, continued or established by conversion on the date specified by the Company for any reason other than default by the Lenders, the Company will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

         3.4  Lender Statements; Survival of Indemnity.

              To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Advances to reduce any liability of the Company to such Lender under Section 3.1 or to avoid the unavailability of a Rate Option under Section 3.2, so long as such designation is not to the economic detriment of such Lender and does not impose any increased regulatory burdens on such Lender. Each Lender shall deliver to the Agent and the Company a written statement of such Lender as to the amount due, if any, under Section 3.1 or 3.3. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Company in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Advance shall be calculated as though each Lender funded its related Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. The amount specified in the written statement shall be payable within 15 days after receipt by the Company of the written statement. The obligations of the Company under Sections 3.1 and 3.3 shall survive payment of the Obligations and termination of this Agreement. In the event any Lender is affected by any of the events described in Section 3.1 or 3.2 the Company shall have the right, if no Default then exists, to repay in full all Credit Indebtedness owed to such Lender provided that the Company has, with the approval of the Agent (not to be unreasonably withheld), arranged to substitute a replacement lender for the full amount of such Lender's Commitment.

         3.5  Lender Tax Agreement.

              Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                    (i) deliver to the Company and the Agent (A) two duly completed copies of the United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                   (ii) deliver to the Company and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company; and

                  (iii) obtain such extension of time for filing and complete such forms or certifications as may reasonably be requested by the Company or the Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms or any certifications required hereby inapplicable or which would prevent such Lender from duly completing and delivering any such form or making such certification with respect to it and such Lender so advises the Company and the Agent. Such Lender shall certify (i) in the case of Form 1001 or 4224 delivered in accordance with this Section 3.5, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to Article XI shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section, provided that in the case of a Participant such Participant shall also furnish all such required forms and statements to the Lender from which the related participation shall have been purchased as well as to the Company and the Agent.

                                   ARTICLE IV
                          COLLATERAL AND BORROWING BASE

         4.1  Eligible Collateral - FSA Common Stock.

              FSA Common Stock shall constitute "Eligible FSA Common Stock" owned by the Company as to which the Collateral Agent has received such evidence as may be required under the Security Agreement and Control Agreement to confirm the existence and perfection of the security interest in favor of the Collateral Agent for the benefit of the Lenders in such FSA Common Stock.

         4.2  Borrowing Base.

             The term "Borrowing Base" means, as of any date, twenty-five percent (25%) of the then-current Market Value of all Eligible FSA Common Stock.

         4.3  Special Representations as to Collateral.

              By delivering or causing the delivery of any Pledged Item to the Collateral Agent or the Custodian under the control of the Collateral Agent in pledge hereunder or under the Security Agreement the Company (the "Pledgor") shall be deemed to have represented and warranted with respect to such Pledged Item, that:

              (1)  Such Pledged Item constitutes Eligible Collateral;

              (2) The Pledgor is the legal and equitable owner and holder of such Pledged Item and has full power and authority to pledge such Pledged Item. Such Pledged Item has been duly and validly pledged to the Collateral Agent, is subject to no contractual restriction on the creation of a Lien thereon, and is subject to no Lien other than the lien of the Security Agreement in favor of the Secured Parties.

              (3) So long as the Collateral Agent complies with the procedures set forth in the Security Agreement and the Control Agreement relating to control of Collateral the Collateral Agent, for the benefit of the Secured Parties, will have a valid and perfected first priority security interest in such Pledged Item and all proceeds, products and profits derived therefrom.

         4.4  Special Covenants.

              (a) The Pledgor warrants and will defend the right, title and interest of the Agent and the Collateral Agent for the benefit of the Secured Parties in and to all Pledged Items and all other items of Collateral against the claims and demands of all other Persons.

              (b) The Pledgor shall not materially amend or modify, or waive any of the material terms and conditions of, or settle or compromise any material claim in respect of, any Collateral or any rights related to any of the foregoing.

              (c) The Pledgor shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber (except pursuant to this Agreement or the Security Agreement), any of the Collateral or any interest therein, except as provided in
         Section 4.5 with respect to releases of Collateral.

              (d) If an Event of Default has occurred and is continuing, the Company shall immediately remit to the Collateral Agent any distributions or dividends received by the Company, whether in cash or stock or in kind, arising from any Collateral (and all interest and earnings thereon or with respect thereto).

              (e) The Pledgor shall not withdraw or seek to withdraw or substitute or seek to substitute any Pledged Item except as provided herein and in the Security Agreement.

              (f) The Pledgor shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such other acts, instruments and transfers as the Agent or the Collateral Agent may reasonably request from time to time in order to create and maintain a perfected first priority security interest in the Collateral in favor of the Secured Parties and to create, maintain and preserve the security and benefits intended to be afforded by this Agreement and the Security Agreement, subject to no prior or equal security interest, lien, charge or encumbrance, or agreement purporting to grant to any Person a security interest in the Collateral.

         4.5  Release of Collateral.

              Upon the request of the Company delivered from time to time to the Agent and the Collateral Agent, the Agent shall authorize the Collateral Agent and the Custodian to release Collateral specified in such notice from the lien of the Security Agreement, if, but only if, (i) at the time of such release no Event of Default exists and no notice of a Default has been issued that has not been cured, and (ii) any payment under Section 2.14(a) which may be required (based on information relating to the Borrowing Base supplied to the Agent by the Collateral Agent) as a result of such release has been made (or contemporaneously with such release shall be made) so that the release of such Collateral will not create a violation of any Lending Sublimit.

         4.6  Settlement Account.

              There has been established with the Agent, for the ratable benefit of the Secured Parties, a "cash collateral" account of the Company #19-16688 ("Settlement Account") into which shall be deposited all cash proceeds from the sale of any Pledged Item. Only the Agent shall have access to the Settlement Account. Prior to the occurrence of a Default, to the extent that, as determined by the Agent, the amounts in the Settlement Account are not needed to keep the Borrowing Base equal to or greater than the Credit Requirement, the Company may request that the Agent release funds from the Settlement Account, which funds shall be applied by the Agent as directed by the Company. Upon the occurrence of an Event of Default (and during the continuance thereof) all amounts then on deposit in the Settlement Account, and any deposits made in the Settlement Account during the continuance of such Event of Default, shall be withdrawn by the Agent from the Settlement Account and shall be applied to the Credit Indebtedness in accordance with the provisions of the Security Agreement and Section 10.4 of this Agreement.

         4.7  Termination.

              If all Commitments shall have expired or been terminated pursuant to the express terms hereof and no Credit Indebtedness shall be outstanding, the Agent shall promptly deliver or cause to be delivered all cash in the Settlement Account and all other Collateral to the Company. The receipt by the Company of any cash in the Settlement Account and of all Pledged Items returned or delivered to the Company pursuant to any provision of this Agreement shall be a complete and full acquittance for the Pledged Items so delivered, and the Agent, Collateral Agent and the Lenders shall thereafter be discharged from any liability or responsibility therefor.


                                    ARTICLE V
                              CONDITIONS PRECEDENT

              Each Advance may be made only if the following conditions precedent are met:

         5.1  Initial Advance (Company).

              Prior to the initial Advance hereunder, the Company shall have delivered, or caused to be delivered, to the Agent:

              (a) Copies of this Agreement duly executed by the Company for each Lender and the Agent.

              (b) A Security Agreement duly executed by the Company in the form attached hereto as Exhibit D, together with a

         Control Agreement executed by the Company, the Collateral Agent and the Custodian in a form satisfactory to the Agent and a confirmation from FSA in a form satisfactory to the Agent.

                  (c) Notes payable to the order of each Lender duly executed by the Company in the form attached hereto as Exhibit E.

                  (d) Certificates of the Secretary of the Company dated such date, (i) accompanied by and certifying true and correct copies of the Articles of Incorporation and By-laws of the Company and resolutions of its Board of Directors authorizing the Company to execute, deliver and perform this Agreement, the Security Agreement, the Control Agreement, the Notes and all other documents executed by the Company in connection herewith and (ii) confirming the incumbency and signatures of those officers of the Company authorized to execute this Agreement, the Security Agreement, the Control Agreement, and the Notes and otherwise act on behalf of the Company hereunder or under the Security Agreement.

                  (e) The opinion of counsel to the Company in substantially the same form and substance as the opinion letter attached hereto as Exhibit F attached hereto and covering such other matters as the Agent may reasonable request, together with appropriate good standing certificates for the Company.

                  (f) Executed UCC-1 and UCC-3 Financing Statements as the Agent may reasonably request.

                  (g) Evidence that the Company has paid all fees required to be paid hereunder and under the Security Agreement on or before the date of the first Advance.

                  (h) Information satisfactory to the Agent regarding the Company's Year 2000 Program.

                  (i) A Borrowing Base Certificate.

                  (j) Such other documents as the Agent may reasonably request.

         5.2  Initial Advance (Lenders).

                  On or before the date of the initial Advance hereunder, the Lenders shall have delivered, or caused to be delivered, to the Agent and the Agent shall in turn, have delivered, or caused to be delivered, to the Company one or more counterparts of this Agreement executed by the Lenders.

         5.3  All Advances.

              On the date of each Advance, the Company shall be in compliance with all the terms and provisions set forth herein and in the Security Agreement on its part to be observed or performed; the representations and warranties of the Company set forth in Articles IV and VI shall be true and correct in all material respects on such date as if made on and as of such date (provided, however that the representation and warranty contained in Section 6.6(c) shall not apply to (i) conversions or continuations of Advances pursuant to Section 2.12, or (ii) Advances requested by the Company solely for the purpose of repaying maturing commercial paper); and no Default or Event of Default shall have occurred and be continuing on such date. On each Advance Date the Company shall be deemed to have represented and warranted to the Lenders that no violation of the requirements set forth in the preceding sentence exists on such date after giving effect to the requested Advance. Prior to making an Advance available to the Company under Section 2.11 on any day, the Agent shall have (i) received notice from the Collateral Agent of the amount of the Borrowing Base for such day, and (ii) confirmed, based solely upon the information contained in such notices, the amount of Advances then-outstanding, and the Company's certifications contained in the preceding sentence as to all other facts, that the Borrowing Base will be greater than or equal to the Credit Requirement on such date after giving effect to such Advance.


                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES


              The Company represents and warrants to the Lenders that:

         6.1  Organization, Corporate Powers, Etc.

              The Company is a corporation duly incorporated, validly existing, in good standing and authorized to exercise its corporate powers, rights and privileges under the laws of the jurisdiction in which it is incorporated, is qualified to do business and is in good standing in all jurisdictions where failure to be so qualified and in good standing would have a material adverse effect upon its business, operations or financial condition, and has all requisite corporate power and authority, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, this Agreement, the Security Agreement, the Control Agreement and the Notes.

         6.2  Corporate Authority, Etc.

              The execution, delivery and performance by the Company of this Agreement, the Security Agreement, the Control Agreement and the Notes have been duly authorized by all necessary corporate action and do not and will not (i) violate any existing provision of any law, rule, regulation (including, without limitation, Regulation U or X of the Board of Governors or the rules and regulations of the SEC or any regulatory commission of any jurisdiction), order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Company or any of its Affiliates or of the charter or by-laws of the Company or of any of its Affiliates, (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company or any of its Affiliates is a party or by which the Company or any of its Affiliates or any of their respective properties may be bound or affected, or (iii) result in, or require, the creation or imposition of any mortgage, deed of trust, assignment, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the respective properties of the Company or any of its Affiliates (other than that arising hereunder or under the Security Agreement with respect to the Collateral); and neither the Company nor any of its Affiliates is in material default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

         6.3  Compliance with Laws.

              The Company and each of its Affiliates are in compliance with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, non-compliance with which would, singly or in the aggregate, materially and adversely affect their respective business or credits including but not limited to financial condition and operations.

         6.4  Government Approvals.

              No authorization, consent, approval, license, exemption of or filing or registration with any existing court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for the valid execution, delivery and performance by the Company of, or the validity or enforceability of, this Agreement, the Security Agreement, the Control Agreement and the Notes.

         6.5  Valid and Binding Obligations.

              This Agreement, the Security Agreement, the Control Agreement and the Notes constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to bankruptcy and similar laws and other general restrictions on creditor's rights and equitable principles (whether applied in an action at law or a suit in equity).

         6.6  Financial Statements.

              (a) The balance sheet of the Company and its Subsidiaries as of December 31, 1997 (which is presented in the Company's annual report) and the related statements of income and changes in financial position for the fiscal year then ended, copies of which have been heretofore furnished to each of the Lenders, fairly present, in conformity with GAAP, the financial condition of the Company and its Subsidiaries as of such date and the results of the operations and changes in financial position of the Company and its Subsidiaries for such fiscal year.

              (b) The quarterly financial statements of the Company and its Subsidiaries submitted to the SEC or the Agent since the date of the December 31, 1997 annual financial statements referred to in clause (a) above fairly present, in conformity with GAAP, the financial condition of the Company and its Subsidiaries as of the applicable dates of such statements and the results of the operations and changes in financial position of the Company and its Subsidiaries for the periods to which such statements relate.

              (c) Since the date of the December 31, 1997 statements there has been no material adverse change, taken as a whole, in the business, financial position, or operations of either the Company or any Subsidiary.

         6.7  Litigation.

              Except as disclosed on Exhibit G attached hereto and as otherwise set forth in the Company's annual report referred to in Section 6.6(a), there are no actions, suits or proceedings pending or, to the knowledge of the Company after reasonable investigation, threatened against or affecting the Company or any of its Affiliates or any of their respective properties before any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including, without limitation, the SEC or any regulatory commission of any jurisdiction), which, if determined adversely to the Company or any Affiliate, as the case may be, would be reasonably likely to, singly or in the aggregate, have a material adverse effect on the financial condition, or on the respective properties or operations, of the Company and its Affiliates or the transactions contemplated by this Agreement, the Security Agreement and the Notes.

         6.8  Use of Proceeds.

              The Company will use the proceeds of the Loans solely for (i) the purposes described in the recitals hereto, (ii) the funding or purchasing of Mortgage Loans, (iii) the payment of principal, interest, fees, expenses, and other obligations described in or contemplated by this Agreement, (iv) payment of Debt of the Company existing on the date hereof, and (v) such other purposes as may be permitted under this Agreement. No part of the proceeds of any Loan will be used to purchase or carry, or to reduce or retire, any indebtedness incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors) or to extend credit to others for the purpose of purchasing or carrying any margin stock and the Company is not engaged in purchasing or carrying margin stock.

         6.9  Accuracy of Information.

              All written information supplied by the Company to the Lenders relating to the Company and its Affiliates was true, complete and accurate in all material respects when made, and there has been no material adverse change in the financial condition of the Company and its Affiliates from the time such information was provided to the Lenders.

         6.10  Accuracy of Representations and Warranties.

               The representations and warranties of the Company contained in each other document delivered in connection with this Agreement are, or when such document is delivered will be, true and correct in all material respects when made.

         6.11  Investment Company.

               The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940 or an "investment adviser" within the meaning of the Investment Advisers' Act of 1940.

         6.12  ERISA.

               Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and any other applicable Federal or state law; and to the best of its knowledge no event or condition is occurring or exists with respect to any Plan concerning which the Company would be under an obligation to furnish a report to the Lenders in accordance with Section 7.7(h).

         6.13  Tax Returns.

               The Company and each of its Affiliates has filed or caused to be filed all material federal, state and local tax returns which, to its knowledge, are required to be filed and has paid or caused to be paid all material taxes as shown on such returns or on any assessment received by it, to the extent that such taxes have become due, except taxes the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books in conformity with GAAP.

         6.14  Full Disclosure.

               No event has occurred and no circumstance exists as a result of which any information, statement, or representation concerning the Company that has been provided to any Lender by the Company in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the information, statements or representations contained therein, in the light of the circumstances under which they were made, not misleading.

         6.15  GNMA, FHA, VA, FNMA, AND FHLMC Eligibility.

               The Company is: (i) an FHA-Approved Mortgagee in good standing, a VA-Approved Lender, a FHLMC-Approved Lender and a FNMA-Approved Lender and meets all eligible requirements of law and governmental regulation so as to be eligible to originate, purchase, hold and service Mortgage Loans insured by FHA and to issue any FHLMC, FNMA or GNMA security; (ii) an approved seller and servicer in good standing of Mortgage Loans to each Federal Agency; and (iii) an approved issuer and servicer in good standing of FHLMC, FNMA and GNMA securities and meets all FHLMC, FNMA and GNMA requirements, requirements of law and governmental regulations so as to be able to issue FHLMC, FNMA and GNMA securities and to service the Mortgage Loans that secure such securities.

         6.16  No Defaults.

               No Default has occurred and is continuing.

         6.17  Year 2000 Compliance.

               The Company has made a full and complete assessment of the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program"). Based on such assessment and on the Year 2000

Program the Company does not reasonably anticipate that Year 2000 Issues will have a material adverse effect on the Company's operations or financial condition.


                                   ARTICLE VII
                              AFFIRMATIVE COVENANTS

              The Company covenants and agrees with the Lenders that, so long as this Agreement shall remain in effect and so long as any amounts are outstanding under the Notes or this Agreement, unless the Required Lenders shall otherwise consent in writing, the Company will:

         7.1  Payment of Debts, Taxes, Etc.; Maintenance of Insurance.

              (a) Pay all debts and perform all obligations, and cause each of its Subsidiaries to pay all debts and perform all obligations, promptly and in accordance with the terms thereof and pay and discharge, and cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims, which, if unpaid, might become a lien or charge upon any properties of the Company or of such other Subsidiary, provided that none of the Company or any other Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings and such contest shall operate to stay any material adverse effect of such lien or charge;

              (b) Use its best efforts to adhere to customary practices and standards in the industry insofar as adherence to such practices and standards would require the Company to cause obligors whose indebtedness is secured by Mortgages for which the Company is the mortgagee to comply with the provisions of such Mortgages with respect to the payment of real estate taxes and insurance premiums in connection with the real estate securing such indebtedness; and

              (c) Maintain, and cause each of its Subsidiaries to maintain, insurance on its properties and other insurance in amounts and types and with provisions and insurers as shall be satisfactory to the Required Lenders, and at all times furnish to any Lender (upon written request by such Lender) copies of its, and each of its Subsidiaries', current Mortgage Bankers Blanket Bond and of its, and each of its Subsidiaries', insurance policy containing errors and omissions coverage or mortgage impairment coverage, and providing, in the case of Mortgage Bankers Blanket Bonds, to the extent possible, that they are not cancelable without thirty days' prior written notice to the Agent.

         7.2  Preservation of Corporate Existence.

              Preserve and maintain, and cause each of its Subsidiaries which is a material part of the Company's overall business operations to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business operations or the ownership of its properties.

         7.3  Compliance with Laws, Etc.

              Comply, and cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, non-compliance with which would be reasonably likely to, singly or in the aggregate, materially adversely affect its business or credit, unless the same shall be contested by the Company or such other Subsidiary, as the case may be, in good faith and by appropriate proceedings and such contest shall operate to stay the material adverse effect of any such non-compliance.

         7.4  Requested Information.

              At any reasonable time and from time to time, on reasonable prior notice furnish to the Agent, any requesting Lender or any agents or representatives thereof, or permit such agents or representatives to examine and make copies of, the records and books of account of, and visit the properties of, the Company or any of its Subsidiaries and, so long as representatives of the Company (as chosen by senior management of the Company) accompany the Agent or any such other Lender, the Company's Affiliates, and to discuss the affairs, finances and accounts of the Company, its Subsidiaries and such Affiliates with any of its officers.

         7.5  Keeping of Records and Books of Account.

              Keep or cause to be kept adequate records and books of account in which complete entries will be made in accordance with GAAP, consistently applied (except for changes concurred in by the Company's independent auditors) reflecting all financial transactions of the Company and its Subsidiaries.

         7.6  Maintenance of Approvals, Filings and Registrations.

              At all times maintain in effect, renew and comply with, and cause each of its Subsidiaries to effect, renew and comply with all the terms and conditions of all consents, licenses, approvals and authorizations as may be necessary under any applicable law or regulation for the execution, delivery and performance of this Agreement, the Security Agreement, the Control Agreement, and the Notes and to make this Agreement and such other documents legal, valid, binding and enforceable.

         7.7  Reporting Requirements.

              Furnish to the Agent for distribution to each Lender:

              (a) As soon as possible after becoming aware (i) of the occurrence of any Default, or (ii) that any of the representations and warranties contained in Article IV or Article VI has ceased to be true and correct at any time since the last Advance hereunder (or, if no Advance has taken place, the execution and delivery of this Agreement), telephone advice confirmed in writing within three (3) Business Days by a statement of the president or other Authorized Officer of the Company setting forth the details thereof and the action which the Company proposes to take with respect thereto.

              (b) As soon as available and in any event within ninety (90) days after the end of each fiscal year of (i) the Company, a consolidating and consolidated balance sheet of the Company and its Subsidiaries and (ii) FSA, a consolidated balance sheet of FSA, each as of the end of such fiscal year and the related statements of income and changes in financial position of the Company and its Subsidiaries, including cash flow statements for such fiscal year on a consolidating and consolidated basis, and the related statements of income and changes in financial position of FSA and its Subsidiares, including cash flow statements for such fisal year on a consolidated basis, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all reported in accordance with GAAP and audited and unqualified by KMPG Peat Marwick, Coopers & Lybrand or other independent public accountants of nationally recognized standing.

              (c) As soon as available and in any event within forty-five
         (45) days after the end of each fiscal quarter of the Company, a consolidating and consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related statements of income for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, all certified (subject to normal quarter-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer of the Company, together with the most recent quarterly financial reports filed by FSA with the SEC.

              (d) Simultaneously with the delivery of each set of financial statements referred to in clauses (b) and (c) above, a certificate of the chief financial officer of the Company (A) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 7.9, 8.5, 8.9, 8.10, 8.16, and 8.17 and (B) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto.

              (e) Promptly after the commencement thereof, notice of (i) any action or proceeding which has more than a remote possibility of a determination adverse to the Company or its Subsidiaries (a "Non-Frivolous Action") instituted by or against the Company or any of its Subsidiaries in any Federal or state court or before any commission or other regulatory body (Federal, state or local, domestic or foreign), or any such Non-Frivolous Action threatened against the Company or any of its Subsidiaries in writing, which, if adversely determined, would have a material adverse effect upon the business, assets or financial condition of the Company or any mortgage banking affiliate of the Company, and (ii) any other action, event or condition of any nature which may lead to or result in a material adverse effect upon the business, assets or financial condition of the Company or which, with or without notice or lapse of time or both, would constitute a default under any other material contract, instrument or agreement to which the Company is a party or by which the Company or its properties or assets may be bound or subject.

              (f) As soon as possible after becoming aware of any change in the Company's long-term unsecured debt ratings as rated by S&P or Moody's, a copy of the S&P or Moody's publication of such ratings or other written confirmation of such ratings.

              (g) Such other information, financial or otherwise, respecting the Collateral and the Company's financial statements and condition as the Agent or any Lender may from time to time reasonably request.

              (h) As soon as possible, and in any event within thirty (30) days after the Company knows or has reason to know that any of the events or conditions enumerated below with respect to any Plan have occurred or exist, a statement signed by an Authorized Officer of the Company setting forth details respecting such event or condition and the action, if any, which the Company or, to the best knowledge of the Company, any ERISA Affiliate proposes to take with respect thereto; provided, however, that if such event or condition is required to be reported or notice thereof given to PBGC, such statement, together with a copy of the relevant report or notice to PBGC, shall be furnished to the Agent within ten (10) days after it is reported or notice thereof given to PBGC:

                       (i)     the occurrence of any Reportable Event;

                       (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

                       (iii)   the institution by PBGC of proceedings
                  under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or

                        (iv) the complete or partial withdrawal by the Company, any Subsidiary or any ERISA Affiliate from a Plan, or the receipt by the Company, any Subsidiary or any ERISA Affiliate of notice from a Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, if such withdrawal, reorganization, insolvency or termination has resulted or may reasonably be expected to result in any liability of the Company, any Subsidiary or any ERISA Affiliate to the PBGC in connection with such Plan or to such Plan.

                  (i) Promptly after the request of the Agent, copies of each annual report filed pursuant to Section 104 of ERISA with respect to each Plan (including, to the extent required by Section 104 of ERISA, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information referred to in Section 103 of ERISA) and each annual report filed with respect to each Plan under Section 4065 of ERISA.

                  (j) As soon as available but in any event within thirty (30) days after the end of each calendar quarter, a servicing report and analysis which shall show the status of all Mortgages serviced by the Company including those which are delinquent, all in such form and detail and including such additional information as the Agent may reasonably request. Such servicing report shall show separately information concerning any Mortgages or securities with respect to which there is recourse to the Company.

                  (k) As soon as available but in any event within thirty (30) days after the end of each calendar quarter, a production information report and a secondary marketing report for such quarter satisfactory to the Agent.

                  (l) Promptly upon receipt, a copy of any notice from any Federal Agency or any private mortgage insurer to the effect that it is or is contemplating withdrawing its approval of the Company as a FHA-Approved Mortgagee, FHLMC-Approved Lender, FNMA-Approved Lender or VA-Approved Lender or as an approved seller and servicer for FNMA, FHLMC and GNMA.

                  (m) Promptly after the Company's or any Subsidiary's acquisition or creation of a new Subsidiary, written notice of such event, which notice shall set forth the details of such event, the percentage of capital stock owned by the Company or any other Subsidiary, and the jurisdiction of incorporation of such new Subsidiary.

                  (n) Promptly after the sending or filing thereof, copies of all such proxy statements, financial statements and reports which the Company sends to its stockholders, and copies of all regular, periodic and special reports (other than Form 8-K reports containing only the distribution reports relating to the Fireman's Fund Mortgage Corporation Agency MBS Multi-Class Pass-Through Certificates, which the Company need send to the Agent only and which the Agent shall make available to the other Lenders upon request) and all final prospectuses which the Company files with the SEC (if applicable), or any governmental authority which may be substituted therefor, any Federal Agency, or any other governmental agency.

                  (o) [Intentionally Omitted].

                  (p) As soon as available and in any event within forty-five
         (45) days after the end of each fiscal quarter of the Company, a list showing (i) each individual Guaranty of the Company then in effect for which the maximum potential liability is in excess of $1,000,000 (and the amounts thereof) and (ii) the aggregate amount of all other Guarantees of the Company then in effect, certified as true and correct by an Authorized Officer of the Company. Individual Guaranties shall be reported under clause (i) if the potential liability could exceed $1,000,000 even though the then current outstanding Indebtedness which is guaranteed is less than $1,000,000. Such report shall include the maximum amount guaranteed and the then current outstandings (showing "none" if there are no current outstandings). If there are no Guaranties to be reported, a report shall still be furnished indicating no such Guaranties exist.

                  (q) Such other information respecting the business, properties or the condition or operation of the Company or its Subsidiaries, financial or otherwise, as the Agent or any Lender may from time to time reasonably request.

                  (r) Notice of the occurrence of any of the following events, immediately upon the Company's acquisition of knowledge thereof: (i) the occurrence of an "Event of Default" (as defined in Article Five of the Subordinated Debt Indenture), (ii) the deferral by the Company of any quarterly installment of interest on the Subordinated Debt, (iii) the acceleration of the entire principal amount of any series of securities issued under the Subordinated Debt Indenture, (iv) the execution of any amendment or supplement to the Subordinated Debt Indenture, (v) the resignation or removal of the trustee under the Subordinated Debt Indenture, or any change in the notice address of such trustee, or (vi) any developments with respect to Year 2000 Issues that are reasonably anticipated to have a material adverse effect on the Company's operations or financial condition.

         7.8  Indemnification.

              Pay, and protect, indemnify and save harmless, the Agent, the Collateral Agent, each of the Lenders and the Affiliates of each of the foregoing and, in their capacity as such, their respective officers, directors, shareholders, controlling persons, employees, agents and servants from and against all liabilities, losses, claims, damages, penalties, causes of action, suits, costs and expenses (including, without limitation, attorneys' fees and expenses) or judgments of any nature arising from the default of the Company in the performance of its agreements, rights or obligations contained in this Agreement, the Security Agreement, the Control Agreement, the Notes or any other instrument or agreement entered into by the Company in connection herewith or therewith or arising out of this Agreement or the transactions contemplated herein; provided, that the Company shall not have any obligation hereunder to the Agent, the Collateral Agent or any Lender or any other Person indemnified pursuant to this Section 7.8 with respect to indemnified liabilities arising from (1) the gross negligence or willful misconduct of such Person indemnified pursuant to this Section 7.8, or (2) legal proceedings commenced against the Agent, the Collateral Agent or any Lender by any other Lender or any Participant. If any action, suit or proceeding arising from any of the foregoing is brought against the Agent, the Collateral Agent or any Lender or any other person indemnified pursuant to this Section 7.8, the Company will, if within a reasonable time requested in writing to do so and at its expense, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by the Company (which counsel shall be satisfactory to the party being indemnified). Notwithstanding anything to the contrary in this Agreement, the obligations of the Company under this
Section 7.8 shall survive any termination of this Agreement.

         7.9   Maintenance of Net Worth.

               At all times, maintain the sum of (x) Adjusted Consolidated Tangible Net Worth plus (y) Subordinated Debt in an amount at least equal to the sum of:

               (i) $367,400,000, plus

               (ii) fifty percent (50%) of the sum of (A) the positive cumulative quarterly increases, if any, in Adjusted Consolidated Tangible Net Worth of the Company after March 31, 1998 (computed without regard to any increase or decrease resulting from (1) the contribution or distribution of Restricted FSA Securities, (2) cash equity contributions to the Company, (3) the receipt of proceeds of issuances of stock of the Company, (4) the exchange of Subordinated Debt for Series A Preferred Stock, (5) the payment of Restricted Payments) for each calendar quarter beginning with calendar quarter beginning April 1, 1998 plus (B) the cumulative after-tax cost to the Company of all interest payments on the Subordinated Debt made by the Company after March 31, 1998, less

               (iii) the amount of Special Dividends paid.

         7.10  Federal Agency Approvals.

               Maintain its status as a FHA-Approved Mortgagee, remain eligible to obtain VA guaranties of Mortgage Loans and remain approved by each Federal Agency as a seller/servicer.

         7.11  [Intentionally Omitted].

         7.12  Borrowing Base Certificate.

               Within the first ten (10) days of each month, and within three Business Days after any request therefor by the Agent, deliver to the Agent a Borrowing Base Certificate (which shall include the Company's reconciliation of any discrepancies from the Collateral Agent's reports on the status of Eligible Collateral at the end of the preceding month), together with a certificate of the chief financial officer or other Authorized Officer of the Company confirming compliance with Sections 7.9, 8.5, 8.9, and 8.12. Each regular monthly Borrowing Base Certificate shall contain information as of the close of business on the final Business Day of the preceding month. Any Borrowing Base Certificate delivered pursuant to the request of the Agent shall contain information as of the close of business on the day on which the Agent requested such Borrowing Base Certificate. The Agent shall deliver to the Lenders copies of all Borrowing Base Certificates received by the Agent.

         7.13  Further Assurance.

               As from time to time requested by the Agent and agreed upon by the Required Lenders, at the cost and expense of the Company, execute and deliver to the Agent all such documents and instruments and do all such other acts and things as may be reasonably required to enable the Lenders to exercise and enforce their rights under this Agreement and to realize thereon, and as may be necessary to validate, preserve and protect the position of the Lenders under this Agreement. With respect to those elements of Collateral as to which the Lenders' security interest may not be perfected by delivery to the Collateral Agent with the Security Agreement or the filing of a UCC-1 financing statement, the Company as requested by the Agent at the direction of the Required Lenders, shall execute and deliver possession of such elements of the Collateral to the Agent, have the interest of the Lenders therein recorded on the books of any institution holding such assets for the Company, obtain consents to assignment in favor of the Lenders from the counterparties thereto or take such other actions as may be necessary to perfect the security interest of the Lenders therein (provided, however, that unless an Event of Default is continuing or the Required Lenders have requested otherwise, consents to assignments of options, futures contracts or other interest rate protection products in favor of the Lenders from the counterparties thereto shall not be required).

         7.14  Maintenance of Properties.

               Do all things necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

         7.15  Payment of Taxes.

               On demand pay, or reimburse the Agent and Lenders for, all stamp, documentation, intangible, or similar taxes, and all penalties or interest that may be due with respect thereto, that may be imposed or asserted by the State of Florida or any other jurisdiction in connection with the execution and delivery of the Credit Documents or the making of the Loans contemplated by this Agreement.

         7.16  Year 2000 Compliance.

               Take and will cause each of its Subsidiaries to take all such actions as are reasonably necessary to successfully implement the Year 2000 Program and to assure that Year 2000 Issues will not have a material adverse effect on the Company's operations or financial condition. At the request of the Agent, the Company will provide a description of the Year 2000 Program, together with any updates or progress reports with respect thereto.


                                  ARTICLE VIII
                               NEGATIVE COVENANTS

               The Company covenants and agrees with the Lenders that so long as this Agreement shall remain in effect or any amounts are outstanding under the Notes or this Agreement, unless the Required Lenders (or all Lenders, if expressly required) shall otherwise consent in writing, the Company (on a consolidated basis with its Subsidiaries) shall not, directly or indirectly:

         8.1   Use of Proceeds.

               Use the amounts obtained under this Agreement for any purposes other than (i) the purposes described in the recitals hereto, (ii) the funding or purchasing of Mortgage Loans, (iii) the payment of principal, interest, fees, expenses and other obligations described in or contemplated by this Agreement,
(iv) payment of Debt of the Company existing on the date hereof, and (v) such other purposes permitted under this Agreement. The Company is not engaged, nor will it engage, principally or materially in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (within the meanings of each of the quoted terms under Regulation U). If requested by a Lender, the Company shall each furnish to the Agent for the benefit of the Lenders a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U. No part of the proceeds of any Loan will be used for any purpose which violates, or which would be inconsistent with, the provisions of the regulations of the Board of Governors as now and from time to time hereafter in effect.

         8.2   [Intentionally Omitted].

         8.3  Mergers; Subsidiaries.

              Merge or consolidate with any Person, or sell or otherwise dispose of (whether in one transaction or in a series of transactions) the shares of any of its Subsidiaries to any Person, provided that the Company may, after prior written notice to the Agent and Lenders, (i) undertake such a merger or consolidation so long as the Company shall be the surviving or resulting company and (ii) take such action with respect to any Subsidiary which is not a material part of the Company's overall business operations.

         8.4  Sales.

              Sell, assign, lease or otherwise dispose of (collectively, "Transfer"), whether in one transaction or a series of transactions, all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or allow any Subsidiary to Transfer substantially all of its assets to any Person (other than another Subsidiary or a Parent), provided that the Company may after prior written notice to the Agent and Lenders allow such action with respect to any Subsidiary which is not a material part of the Company's overall business operations. Transfers described in this Section 8.4 and the mergers, consolidations and dispositions described in Section 8.3 (whether or not permitted by the provisions of such Sections) are referred to herein as "Fundamental Changes."

         8.5  Debt.

              Allow the total Debt (excluding Subordinated Debt) of the
Company and its Subsidiaries (on a consolidated basis) to exceed the sum of the following (the "Debt Threshold"):

             (a) one hundred percent (100%) of the value of the Company's cash and "short-term investments";

             (b) ninety-eight percent (98%) of the value of the Company's "mortgage loans receivable";

             (c) ninety percent (90%) of the value of the Company's "pool loan purchases" and "mortgage claims receivable", to the extent such assets represent VA Mortgage Loans and FHA Mortgage Loans repurchased by the Company from GNMA security holders including the amount of past-due interest advanced by the Company on account of such Mortgage Loans which is guaranteed by VA or insured by FHA, provided however, the Required Lenders can elect upon 90 days prior notice to the Company not to include such interest amount in the calculation of this component of the Debt Threshold;

              (d) seventy-five percent (75%) of the amount of "Servicing Sale Receivables" which would qualify as "Eligible Pledged Servicing Sale Receivables" if such "Servicing Sale Receivables" (as such terms are defined under the Other Facility) were pledged as Collateral under the Other Facility;

              (e) sixty percent (60%) of the amount of the Company's servicing and hedging rights related thereto, as determined in accordance with GAAP on a monthly basis (or more frequently if requested by the Agent); and

              (f) fifty percent (50%) of the value of Approved Equity Securities, as shown on the most recent quarterly financial statements (or as reported on a more frequent basis if required by Agent) provided that the maximum amount that can be included in this component of the Debt Threshold shall be $200,000,000, as such amount may be reduced in accordance with Section 8.16.

Terms set forth in quotes in this Section shall have the meanings given such terms in the Company's consolidated financial statements.

         8.6  Ratably Secured Debt.

              Incur any Debt which may be entitled to a security interest in any of the Collateral which would be equal or superior to the security interest of Collateral Agent as agent for the Secured Parties.

         8.7  Guarantees.

              Create, incur, assume or suffer to exist any Guarantee of the Company except Guarantees in an aggregate combined amount for the Company not to exceed $25,000,000 at any one time outstanding.

         8.8  Investments.

              Make or own any Investment in any Person, except:

              (a) Investments in the ordinary course of its mortgage banking business in connection with Mortgage Loans, collateralized mortgage obligations and other mortgage-related securities;

              (b) Investments in the ordinary course of its mortgage banking business in connection with puts, calls, swaps and other interest rate hedging products, options and futures contracts to provide protection from interest rate fluctuation;

                  (c) Investments in the ordinary course of its mortgage banking business in connection with real estate acquired by foreclosure;

                  (d) Investments in the ordinary course of the Company's mortgage banking business in connection with servicing rights;

                  (e) Investments in the ordinary course of its mortgage banking business in connection with commitments from investors to purchase Mortgage Loans or mortgage-related securities;

                  (f) the acquisition of Mortgage Loans, FHLMC, FNMA or GNMA securities and mortgage servicing contracts of another Person engaged in mortgage-related businesses;

                  (g) Investments in Cash Equivalents;

                  (h) those Investments in existence on the date hereof and disclosed in the financial statements referred to in
         Section 6.6;

                  (i) loans to officers of the Company in an aggregate principal amount at any time outstanding not to exceed
         $5,000,000;

                  (j) loans and advances to employees of the Company, or its Subsidiaries for (i) travel and entertainment in the ordinary course of business in an aggregate amount for the Company and its Subsidiaries not to exceed $100,000 at any one time outstanding and (ii) relocation expenses in the ordinary course of business in an aggregate amount for the Company and its Subsidiaries not to exceed $1,000,000 at any one time outstanding;

                  (k) Investments of up to 10% of the Company's net worth (as determined in accordance with GAAP) by the Company in its Subsidiaries and investments by such Subsidiaries in the Company and in other Subsidiaries;

                  (l) Investments made by any Subsidiary in the ordinary course of its business;

                  (m) Investments in equity securities which (1) are traded on the New York Stock Exchange, the American Stock Exchange or The NASDAQ Stock Market, (2) are subject to no transfer restrictions, and (3) have a readily determinable market value, in an aggregate market value amount not to exceed $25,000,000 (which market value shall be determined by the Company and reported to the Agent on a monthly basis, or more frequently at the request of the Agent);

              (n) repurchase and reverse repurchase contracts incidental to the mortgage-related businesses of the Company and its Subsidiaries in an aggregate dollar amount not to exceed $250,000,000 and $25,000,000, respectively;

              (o) the FSA Common Stock and Restricted FSA Securities; and

              (p) other Investments which are the result of a merger or consolidation permitted under Section 8.3 if, after giving effect to any such Investment, the consolidated net revenues (determined in accordance with GAAP) of all business segments that constitute mortgage-related businesses of the Resulting Entity for the Fundamental Change/Investment Calculation Period are at least seventy-five percent (75%) of the total net revenues (determined in accordance with GAAP) of the Resulting Entity for the Fundamental Change/Investment Calculation Period.

         8.9  Leverage Ratios.

              Permit the ratio of (1) Funded Debt less Subordinated Debt to (2) Adjusted Consolidated Tangible Net Worth plus Subordinated Debt to exceed 4.0 to 1.

         8.10 Recourse Servicing.

              Permit the aggregate principal balance of Mortgage Loans covered by Recourse Servicing at any time after the date hereof to exceed (i) $2,350,000,000 less (ii) all reductions in the aggregate principal balance of such Mortgage Loans covered by Recourse Servicing as of March 31, 1998, whether by reason of prepayment or amortization from and after April 1, 1998.

         8.11 Liens.

              Permit, or permit any Subsidiary to permit, any Lien to exist on any of its property or assets (including, without limitation, the Company's rights under any contracts relating to mortgage sales and under any Servicing Agreements) other than:

              (a) Liens for taxes, assessments and other governmental impositions not yet due or which are being contested in good faith by appropriate proceedings, provided, that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

              (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings, provided, that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in accordance with GAAP;

               (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

               (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

               (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or such Subsidiary;

               (f) Liens of landlords, arising solely by operation of law and which are not avoidable as a matter of law, on fixtures and moveable property located on premises leased in the ordinary course of business, provided, that the rental payments secured thereby are not yet due;

               (g) Liens arising out of judgments or awards against the Company or any Subsidiary with respect to which the Company or such Subsidiary is prosecuting an appeal or proceeding for review and the Company or such Subsidiary is maintaining adequate reserves in accordance with GAAP;

               (h) Liens which were in existence on December 31, 1997 and which secured obligations reflected in the financial statements referred to in Section 6.6;

               (i) Liens upon real and/or tangible personal property, which property was acquired after December 31, 1997 (by purchase, construction or otherwise) by the Company or its Subsidiaries, each of which Liens either (A) existed on such property before the time of its acquisition and was not created in anticipation thereof at the request or direction of the Company, or (B) was created solely for the purpose of securing Debt representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of the respective property; provided, that no such Lien shall extend to or cover any property of the Company or such Subsidiary other than the respective property so acquired and improvements thereon;

                  (j) Liens incidental to the conduct of the Company's mortgage-related businesses or the ownership of its property or arising out of transactions entered in the ordinary course of the Company's mortgage-related businesses which do not secure Debt and do not, in the aggregate, materially detract from the value of its properties in the aggregate or materially impair the use thereof in the ordinary course of the Company's business;

                  (k) Liens arising from repurchase agreements relating to pools of Mortgage Loans or FHLMC, FNMA or GNMA securities that constitute Debt of the Company or relating to servicing agreements securing Debt of the Company, provided that the aggregate principal amount of Debt secured by such Liens shall not exceed $200,000,000 at any time and shall not cause any violation of the restriction on Debt imposed by
         Section 8.5;

                  (l) Liens on assets of corporations which become Subsidiaries after the date of this Agreement; provided, that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary (other than any such spreading resulting from "after-acquired property" clauses in existence on the date such corporation became a Subsidiary) and (iii) the amount of Debt secured thereby is not increased;

                  (m) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; provided, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured immediately prior to the time of such extension, renewal or replacement, and that such extension, renewal, or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property);

                  (n) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Company and all Subsidiaries) $30,000,000 in an aggregate principal amount at any one time outstanding;

                  (o) Liens (not otherwise permitted hereunder) which secure obligations (as to the Company and all Subsidiaries) (1) incidental to forward delivery contracts in the ordinary course of the Company's mortgage-related businesses or (2) incidental to Investments by the Company in the ordinary course of its mortgage banking business in connection with puts, calls, swaps and other interest rate hedging products, options and futures contracts to provide protection from interest rate fluctuation; and

               (p) the Liens arising under the Other Facility or under the Security Agreement or any other Credit Document;

provided, however, that so long as no Event of Default has occurred and is continuing, the Company may also permit Liens on FHLMC, FNMA or GNMA securities and Mortgage Loans owned by the Company (other than FHLMC, FNMA or GNMA securities or Mortgage Loans constituting Collateral under the Other Facility) to secure Debt incurred from sources other than the Secured Parties for the purpose of originating or purchasing such securities or Mortgage Loans.

         8.12  Credit Requirement.

               Permit the Borrowing Base to be less than the Credit
Requirement.

         8.13  Affiliate Transactions.

               Enter, or permit any Subsidiary to enter, into any transactions with the Company's Parent or Affiliates that is not an arm's-length transaction or that in any material respect is less advantageous to the Company or such Subsidiary than a similar typical transaction with an unrelated third-party; make any loans or advances to the Parent or any Affiliates with financial terms more advantageous to the Parent or Affiliate than the terms of loans and advances made to the Company from any such Parent or Affiliate; or make any net loans or advances to the Parent or any Affiliates which would cause any violation of Sections 7.9 or 8.9.

         8.14  Conduct of Business.

               Except as permitted under Section 8.8:

               (a) enter into any material line of new business other than businesses related to its current businesses, materially change the nature of its business, cease to carry on its business as now conducted, or

               (b) fail to maintain its corporate existence, licenses, franchises and privileges.

         8.15  FHA and other Approvals.

               Cause any Federal Agency which insures any material portion of the Mortgage Loans owned or serviced by the Company to withdraw its approval of the Company, or become ineligible as a lender under the VA loan guaranty program.

         8.16  Restricted Payments.

               Make any Restricted Payments; provided, however, so long as no Default arising from the Company's failure to comply with Section 7.9 has occurred and is continuing (or would result from any such payment) and no Event of Default has occurred and is continuing (or would result from any such payment), the Company may make Restricted Payments as expressly permitted by subparagraphs (a) and (b) below:

               (a) The Company may make Restricted Payments during any Calculation Period in an amount which, when added to all other Restricted Payments (including Restricted Payments made pursuant to Section 8.16(b)(i)) made during such Calculation Period, does not exceed the sum of (i) fifty percent (50%) of the increase, if any, in Adjusted Consolidated Tangible Net Worth during such Calculation Period plus (ii) 100% of all dividends received by the Company during such Calculation Period from preferred and common stock in FSA and from redeemable preferred stock in U S WEST, Inc. plus (iii) 50% of interest payable by the Company with respect to such Calculation Period on the Subordinated Debt.

               The increase in Adjusted Consolidated Tangible Net Worth referenced in this Subsection (a) shall be computed without regard to any increase or decrease resulting from the following activities: (1) the contribution or distribution of Restricted FSA Securities, (2) cash equity contributions to the Company, (3) the receipt of proceeds of issuances of stock of the Company, (4) increases or decreases in the amount of Subordinated Debt, or (5) the payment of permitted Restricted Payments.

               (b) The Company may, without regard to the maximum limit on Restricted Payments established by Subsection (a) above:

                 (i) pay dividends required to be paid on its Series A Preferred Stock and pay interest that is due and payable on the Subordinated Debt, provided that all payments made pursuant to this clause (i) shall still be included for purposes of determining the maximum amount of dividends and distributions payable under Subsection
         (a);

                 (ii) make additional Restricted Payments not to exceed the Maximum Special Dividend Amount in the aggregate, which additional Restricted Payments made pursuant to this clause (ii) shall not be included in determining the maximum amount of Restricted Payments made under Subsection (a); and

               (iii) distribute the proceeds of issuances of stock to an Affiliate (but not any proceeds received in connection with any public or secondary offering of stock).

         At the time the Company pays or makes any such Restricted Payment, it shall notify the Agent in writing of the amount of such payment, which notice shall (1) specify under which subparagraph and clause above the Restricted Payment is being made and (2) contain such information as is necessary to demonstrate that such dividend is permissible under the applicable subparagraph and clause.

         As used herein, "Maximum Special Dividend Amount" shall mean $64,100,000 plus one-half of the liquidation proceeds of U S WEST, Inc. redeemable preferred stock owned by the Company, up to a maximum of $25,000,000, provided that such liquidation proceeds shall be included in the Maximum Special Dividend Amount only if the other half of such liquidation proceeds is used to repay Credit Indebtedness and the maximum amount that can be included in the component of the Debt Threshold set forth in Section 8.5(f) relating to Approved Equity Securities is permanently reduced by the amount of any Special Dividend attributable to such liquidation proceeds.

         8.17  Maintenance of Restricted FSA Securities.

               Sell or otherwise dispose of any of the Restricted FSA Securities for less than the fair market value thereof at the time of sale or disposition.

         8.18  Subordinated Debt Indenture.

               (a) Enter into, without the prior written consent of the Required Lenders, any amendment or modification of the Subordinated Debt Indenture or other documents evidencing or governing the terms of the Subordinated Debt if such amendment or modification would change
         (i) the principal amount of or rate of interest on the Subordinated Debt, (ii) the terms of repayment of the Subordinated Debt, (iii) the provisions relating to the deferral of interest on the Subordinated Debt, (iv) any terms or provisions of Article 12 (Subordination) of the Subordinated Debt Indenture, (v) the definition of "Event of Default" in the Subordinated Debt Indenture, or (vi) the provision of the Subordinated Debt Indenture which requires the trustee to give certain holders of senior indebtedness notices of defaults, accelerations and certain other events; provided, however, that the Lenders hereby consent to that certain First Supplemental Indenture dated December 1, 1995; or

               (b) Enter into, without the prior written consent of the Agent, any material amendment or modification of the

         Subordinated Debt Indenture or other documents evidencing or governing the terms of the Subordinated Debt other than the amendments or modifications requiring the consent of the Required Lenders pursuant to clause (a) above; or

               (c) Consent, without prior written notice to the Agent, to any change in the trustee under the Subordinated Debt Indenture.

         8.19  Collateral Coverage Ratio.

               Permit, as of any date, the ratio of (A) the then-current
Market Value of the Eligible FSA Common Stock to (B) the Aggregate Commitment to be less than (i) 2.5 to 1.0 as of the date hereof or (ii) 2.0 to 1.0 as of any date hereafter.


                                   ARTICLE IX
                                    THE AGENT

         9.1 Appointment and Authorization.

             (a) Each Lender irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof together with all such powers as are reasonably incidental thereto.

             (b) The Agent is hereby authorized to enter into the Security Agreement on behalf of the Lenders and all obligations of the Lenders thereunder shall be binding upon each Lender as if such Lender had executed the Security Agreement. Each Lender hereby appoints and authorizes the Collateral Agent to act on its behalf in the capacity described in the Security Agreement and authorizes the Collateral Agent to act on such Lender's behalf in all respects with regard to performance under the Security Agreement.

             (c) Unless and until the Agent shall have received the directions of the Required Lenders as provided in Section 10.2(1) or
         (2) or of all Lenders, if expressly required hereunder, the Agent may (but shall not be obligated to) take or refrain from taking such action, or direct the Collateral Agent to take or refrain from taking such action with respect to an Event of Default as it shall deem advisable in the best interests of the Lenders.

             (d) The Agent shall not be required to take any action hereunder if it shall reasonably determine that by so doing it may incur criminal or civil liability.

         9.2  Agent and Affiliates.

              The Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent, and the Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with, the Company, any Subsidiary or Affiliate of the Company as if it were not the Agent hereunder.

         9.3  Action by Agent.

              The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in this Article IX or in Article X.

         9.4  Consultation with Experts.

              The Agent may consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         9.5  Liability of Agent.

              (a) Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Lenders or of all Lenders, if required or (ii) in the absence of its own gross negligence or willful misconduct.

              (b) Neither the Agent (except as otherwise provided in this Agreement) nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify

                       (i) any statement, warranty or representation made in connection with this Agreement or any Advance hereunder;

                      (ii) the performance or observance of any of the covenants or agreements of the Company;

                     (iii)  the satisfaction of any condition specified in
                  Article V, except receipt of items required to be delivered to the Agent and the determination of the amount of the Credit Requirement; or

                      (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith.

                 (c) The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) or telephone communication believed by it to be genuine or, in the case of a writing, to be signed by the proper party or parties.

         9.6  Indemnification.

              (a) Each Lender shall, ratably in accordance with its share of the Aggregate Commitment (or, if the Commitments have been terminated, then in accordance with its share of aggregate Loans then outstanding) at the time the Agent or the Collateral Agent incurred such liability, indemnify the Agent and the Collateral Agent (to the extent not reimbursed by the Company) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the indemnified party's gross negligence or willful misconduct) that the Agent or the Collateral Agent may suffer or incur in connection with this Agreement or the Security Agreement or any action taken or omitted by the Agent or the Collateral Agent hereunder or thereunder.

              (b) For the purposes of this Section, the amount of any Commitment of any Lender shall be the highest amount of such Commitment of such Lender during the course of any event for which indemnity is sought.

              (c) The provisions of this Section shall survive the termination of this Agreement.

         9.7  Credit Decision.

              Each Lender acknowledges that it has itself been and will continue to be, independently and without reliance upon the Agent or any other Lender, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Company. Accordingly, each Lender confirms to the Agent that it has not relied, and will not hereafter rely, on the Agent or any other Lender (i) except as otherwise provided in this Agreement, to check or inquire on such Lender's behalf into the adequacy, accuracy or completeness of any information provided by the Company under or in connection with this Agreement or the transactions herein contemplated (whether or not such information has been or is hereafter distributed to such Lender by the Agent) or
(ii) to assess or keep under review on
such Lender's behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Company.

         9.8  Resignation or Removal and Appointment of Successor
Agent.


              The Agent may resign at any time by giving 90 days prior written notice thereof to the Lenders and the Company. The Agent may be removed at any time upon ninety (90) days prior written notice from the Required Lenders. Upon any such resignation or removal notice the Required Lenders shall have the right to appoint a successor Agent; provided that such appointment, unless made after the occurrence of a Default and during the continuance thereof, shall be subject to the consent of the Company, which consent shall not be unreasonably withheld. If the Company and/or Required Lenders, as applicable, are unable to agree on the appointment of a successor agent within such 90 day period, the retiring agent shall appoint one of the Lenders as a successor agent for the Lenders. Upon the appointment of a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement; provided, however, that the resigning Agent shall not be discharged from any liability as a result of its or its directors', officers', agents' or employees' gross negligence or willful misconduct in connection with the performance of its duties and obligations under this Agreement prior to the effective date of its resignation. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         9.9  Compensation.

              Compensation of the Agent for its services hereunder and reimbursement for any expenses incurred by it in the performance of its duties hereunder shall be paid by the Company pursuant to a separate written agreement between the Agent and the Company.

         9.10  Release of Collateral Documents.

               The Collateral Agent shall not release any Pledged Items except as provided herein or in connection with the enforcement of any remedies hereunder.

         9.11  Knowledge of Defaults.

               The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default unless the Agent has received notice from a Lender or the Company referring to this Agreement, describing such Event of Default and stating that such notice is a "Notice of Default." The Agent shall notify the Lenders within a reasonable time after the Agent has notice of the occurrence of an Event of Default, which notice shall describe the Event of Default.

         9.12  Reports.

               The Agent may, at its option with the approval of the Company, alter the format of any report required hereunder, provided such modified report contains the same information previously furnished in the unmodified report.


                                    ARTICLE X
                                    DEFAULTS

         10.1 Defaults.

              In case of the happening of any of the following events (herein called "Events of Default"):

              (a) Any principal amount of any Loan made under this Agreement (other than principal payments required to be made pursuant to Section 2.14(a)) shall not be paid when due and payable; or

              (b) Any principal payment required to be made pursuant to
         Section 2.14(a) shall not be paid when due and payable, and shall remain unpaid for one Business Day;

              (c) Any interest or Fees due under this Agreement shall not be paid when due and payable, and shall remain unpaid for five (5) days; or

              (d) Any amount, other than principal or interest or Fees, payable under this Agreement shall not be paid when due and payable and shall remain unpaid for five (5) days after written notice to the Company of such nonpayment; or

              (e) Any representation or warranty made or deemed made by the Company (or any of its officers) herein (other than the representations and warranties contained in Sections 4.6 and 4.7, the inaccuracies of which shall only cause the Collateral affected thereby to cease to qualify as Eligible Collateral) in the Security Agreement or in any certificate, agreement, instrument or statement contemplated by or made or delivered pursuant to or in connection herewith or therewith shall prove to have been incorrect when made or deemed made in any material respect; provided however that if the facts resulting in the breach of any such representation or warranty are susceptible of correction, such breach shall not constitute an Event of Default if such facts are corrected within 30 days after such inaccurate representation or warranty was made or deemed made; or

              (f) The Company shall fail to perform or observe any term, covenant or agreement contained in Sections 7.10, 8.1, 8.3, 8.4, 8.6, 8.7, 8.9, 8.14(a), 8.15, 8.17, 8.18, or 8.19; or

              (g) The Company shall (i) fail to comply with the covenant contained in Section 8.12 and such failure remains unremedied for one Business Day, or (ii) fail to perform any term, covenant or agreement contained in Sections 7.7(a), 7.9, 8.5, 8.8 or 8.16, and such failure shall remain unremedied for more than 30 days;

              (h) The Company shall fail to perform or observe any other term, covenant or agreement contained herein or in the Security Agreement on its part to be performed or observed and any such failure remains unremedied for thirty (30) days after written notice thereof shall have been given to the Company by the Agent or the Collateral Agent; or

              (i) An "Event of Default" (as defined in the Other Facility or any other Credit Document) shall exist; or

              (j) Either this Agreement, the Notes, the Control Agreement or the Security Agreement shall, at any time after its execution and delivery, for any reason cease to be in full force and effect (unless such occurrence is in accordance with its terms or after payment thereof) or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Company or the Collateral Agent, or the Company or the Collateral Agent shall deny that it has any further liability or obligation thereunder; or

              (k) The Company, its Parent, Fund American Enterprises Holdings, Inc. or any of the Company's material Subsidiaries shall (i) be adjudicated bankrupt or insolvent, (ii) admit in writing its inability to pay its debts as they mature, (iii) make an assignment for the benefit of creditors, (iv) fail generally to pay its debts as such debts become due and payable, (v) apply for or consent to the appointment of any receiver, trustee, custodian or similar officer for it or for all or any substantial part of its property; or such receiver, trustee, custodian or similar officer shall be appointed without the application or consent of the Company or of such Subsidiary, as the case may be, and such appointment shall continue undischarged for a period of 60 days, (vi) institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction, (vii) have any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding (by petition, application or otherwise) instituted against it and remain undismissed for a period of 60 days, or (viii) have any judgment, writ, warrant of attachment or execution or similar process issued or levied in respect of any of its obligations (alleged or otherwise) against any of its property involving any amount in excess of $5,000,000 and such judgment, writ or similar process shall not be released, vacated, stayed or fully bonded within 30 days after its issue or levy; or

                  (l) The Company or any of the Company's material Subsidiaries shall (i) default in the payment when due (after giving effect to any available cure period) of any principal of or interest on any of its Debt other than the Credit Indebtedness in excess of $25,000,000 in the aggregate or (ii) any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt in excess of $25,000,000 shall occur if the effect of such event is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due, or to be prepaid in full, prior to its stated maturity, and in either case any notice or cure period has expired and such default has not been waived in writing by the holder of such Debt; or

                  (m) An event or condition occurs or exists with respect to any Plan concerning which the Company is under an obligation to furnish a report to the Lenders in accordance with Section 7.7(h) and as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate has incurred a liability to a Plan or the PBGC (or any combination of the foregoing) which is material in relation to the financial position of the Company; or

                  (n) A Change in Control shall occur with respect to the Company; or

                  (o) Unless approved in advance by the Required Lenders (such approval not to be unreasonably withheld), the acquisition by any Person, or two or more Persons (other than Fund American Enterprises Holdings, Inc. or US West or any wholly-owned Subsidiary of such entities) acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of outstanding shares of voting stock of FSA at any time if after giving effect to such acquisition such Person or Persons own twenty percent (20%) or more of such outstanding voting stock; or

              (p) The lien against the Collateral created under the Security Agreement for the benefit of the Secured Parties shall cease to be a perfected, first priority security interest; provided, however, that if the Secured Parties shall cease to have a perfected, first priority interest in a portion of the Collateral, such cessation shall not constitute an Event of Default so long as the Collateral in which the Secured Parties have a perfected, first priority security interest is sufficient to cause the Borrowing Base to exceed the Credit Requirement;

then, and in every such event and at any time thereafter during the continuance of such event, the Agent and the Lenders shall have the rights described in the following Sections of this Article X.

          10.2 Remedies.

               (1) Upon the occurrence of any Event of Default the Agent may, and at the direction of the Required Lenders shall, at the same or different times, take one or more of the following actions: (i) by notice to the Company terminate the Commitments and they shall thereupon terminate, (ii) by notice to the Company declare the Obligations to be, and the Obligations shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, provided that in the case of any of the Events of Default specified in subparagraph (k) of Section 10.1, without any notice to the Company or any other act by the Agent or the Lenders, the Commitments shall thereupon terminate and the Obligations shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. Following the occurrence and during the continuance of a Default, no Lender shall be obligated to fund any Loan hereunder.

               (2) Upon the occurrence of any Event of Default, the Agent and the Collateral Agent, on behalf of the Secured Parties, shall be entitled to all rights and remedies under this Agreement, the Control Agreement and the Security Agreement and all other rights and remedies at law or in equity existing in or conferred upon the Secured Parties by other jurisdictions or other applicable law.

               (3) The Company waives any right to require the Agent, the Collateral Agent or any Lender to (i) proceed against or exhaust any of its remedies against the Company or any other

         Person in any particular order, (ii) proceed against or exhaust any of the Collateral or pursue its rights and remedies as against the Collateral in any particular order or (iii) pursue any other remedy in its power.

               (4) The Company shall provide any and all information required by the Agent or the Collateral Agent to administer this Agreement or collect on the Collateral. All advances, charges, costs and expenses, including reasonable attorneys fees, incurred or paid by the Agent in exercising any right, power or remedy conferred by this Agreement, or in the enforcement hereof (or by any Lender acting on instruction of the Required Lenders in the enforcement hereof), together with interest thereon at the rate per annum of two percent (2%) plus the Alternate Base Rate from the time of payment until repaid, shall become a part of the Credit Indebtedness.

               (5) No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

         10.3  Notice of Default.

               The Agent may, and at the direction of the Required Lenders shall, give notice to the Company under Section 10.1(d), 10.1(h) or 10.2 and shall thereupon notify all Lenders thereof.

         10.4  Application of Proceeds.

               (a) After the occurrence of an Event of Default, the portion of the proceeds of any sale or enforcement of all or any part of the Collateral which is delivered to the Agent by the Collateral Agent pursuant to the provisions of the Security Agreement shall be applied by the Agent:

               First, to the extent not already paid from the Collateral proceeds by the Collateral Agent, to payment of all costs and expenses of such sale or enforcement, including reasonable compensation to the Agent's agents and counsel, and all expenses, liabilities and advances made or incurred by the Agent or any Lender acting on instructions of the Required Lenders in connection therewith;

               Second, to the extent not already paid from the Collateral proceeds by the Collateral Agent, to the payment of all costs and expenses incurred by the Collateral Agent under the Security Agreement;

                  Third, to the payment of accrued and unpaid interest on the Credit Indebtedness, fees due hereunder and all other unpaid Credit Indebtedness other than the principal amount of Loans, ratably according to the respective amounts owing or due each Lender until such amounts are paid in full;

                  Fourth, to the total unpaid principal amount of all Loans, ratably according to the amount due each Lender until such amounts are paid in full; and

                  Fifth, to the payment to the Company, or to its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

                  (b) The Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.

                  (c) If the proceeds of any such sale are insufficient to cover the costs and expenses of such sale, as aforesaid, and the payment in full of the Credit Indebtedness, the Company shall remain liable for any deficiency.


                                   ARTICLE XI
                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         11.1 Successors and Assigns.

              The terms and provisions of the Credit Documents shall be binding upon and inure to the benefit of the Company and the Lenders and their respective successors and assigns, except that the Company shall not have the right to assign its rights or obligations under the Credit Documents without the consent of all the Lenders and any assignment by any Lender must be made in compliance with Section 11.3. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with
Section 11.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Credit Documents. Any request, authority or consent of any person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         11.2  Participations.

               (a) Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Credit Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Credit Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Credit Documents, all amounts payable by the Company under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Company and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Credit Documents.

              (b) Voting Rights. Except as otherwise expressly provided in the Credit Documents, each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Credit Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which (i) forgives principal, interest or Fees or reduces the interest rate or Fees payable with respect to any such Loan or Commitment, (ii) postpones any date fixed for any regularly-scheduled payment of principal of, or interest on, any such Loan or Fees on any such Commitment, (iii) releases Collateral beyond the releases expressly provided for herein, or (iv) extends the Termination Date.

              (c) Benefit of Set-Off. The Company agrees that each
         Participant shall be deemed to have the right of set-off provided pursuant to Section 12.10(a) in respect of its participating interest in amounts owing under the Credit Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Credit Documents, provided that each Lender shall retain the right of set-off provided in Section 12.10(a) with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of set-off provided in Section 12.10(a), agrees to share with each Lender, any amount received pursuant to the exercise of its right of set-off, such amounts to be shared in accordance with
         Section 12.10(b) as if each Participant
         were a Lender. The Company is not a party to the agreement among the Lenders and Participants set forth in the immediately preceding sentence, and such sentence may be amended without the consent of the Company.

         11.3  Assignments.

               (a) Permitted Assignments. Any Lender may, with the prior written consent of Agent (which consent shall not be unreasonably withheld or delayed), in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Credit Documents, provided that, unless an Event of Default has occurred and is then continuing, the prior written consent of the Company to the identity of any such Purchaser shall be required, and the Company agrees that such consent shall not be unreasonably withheld or delayed, except that no consent of the Agent or the Company shall ever be required for (i) any assignment to a Person directly or indirectly controlling, controlled by or under direct or indirect common control with the assigning Lender or (ii) the pledge or assignment by a Lender of such Lender's Note and other rights under the Loan Documents to any Federal Reserve Bank in accordance with applicable law. Notwithstanding the foregoing, no assignment of Loans or Commitments which requires the consent of the Agent or the Company may be made if the assignment would result in either the assigning Lender or the Purchaser (which may be an existing Lender) holding a Commitment of less than $5,000,000; provided, however, that if (due to reductions in the Aggregate Commitment) a Lender's Commitment is less than $5,000,000, such Lender may assign all (but not less than all) of its Commitment in accordance with the terms of this Section notwithstanding the fact that such Commitment is less than $5,000,000.

                  (b) Effect; Effective Date. Upon delivery to the Agent of a New/Modified Commitment Supplement in the form of Exhibit H hereto executed by the assigning Lender and the Purchaser and payment to the Agent of an assignment fee of $3,500, such assignment shall become effective on the effective date specified in such notice of assignment. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Credit Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Credit Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Company, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Commitments and Loans assigned to such

         Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section, the transferor Lender, the Agent and the Company shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

         11.4  Dissemination of Information.

               The Company authorizes each Lender to disclose to any Participant or any other Person acquiring an interest in the Credit Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Company and its Subsidiaries, provided that the transferor shall obtain from any such Transferee or prospective Transferee, prior to disclosing any such information, a confidentiality agreement executed by the Transferee or prospective Transferee agreeing to be bound by any confidentiality requirements with respect to such information which are imposed upon the Lenders under the terms of the Credit Documents.

         11.5  Tax Treatment.

               If any interest in any Credit Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with all applicable provisions of the Code with respect to withholding and other tax matters.

                                   ARTICLE XII
                                  MISCELLANEOUS

         12.1  Immediately Available Funds.

               All payments and other transfers of funds under this Agreement shall be made in funds immediately available at the place of payment unless the recipient thereof shall otherwise agree.

         12.2  Notices.

               Except where instructions or notices are expressly authorized elsewhere in this Agreement to be given by telephone or by other means of transmission, all instructions, notices and other communications to be given to any party hereto shall be in writing and shall be personally delivered or sent by certified mail, postage prepaid, private delivery service or by facsimile, and shall be deemed to be given for purposes of this Agreement on the day (or at the time of day, if applicable) when actually received by the intended party at its address or facsimile or telephone number as set forth below (or as such party may specify to the other parties in writing). Any requirement that notice be given to any person under this Agreement shall be deemed to require notice to the Agent, the Company and each Lender, unless otherwise expressly provided herein. Whenever the giving of notice by telephone is permitted by this Agreement, such notice shall be confirmed in writing within three days.

              The addresses for notices to the parties are as set forth below their signatures on the signature pages hereto or on any assignment.

         12.3  Survival and Termination of Agreement.

               All covenants, agreements, representations and warranties made herein and in the certificates and other documents delivered pursuant hereto shall survive the funding of the Loans and shall continue in full force and effect to the Termination Date or so long as any amount payable to the Lenders in connection with this Agreement is unpaid, whichever is later, at which time this Agreement shall terminate, it being expressly understood that the obligations of the Company under Sections 3.1, 3.3, 7.8 and 7.15 shall (notwithstanding anything in this Agreement to the contrary) survive any termination of this Agreement. Whenever in this Agreement any party is referred to, such reference shall be deemed to include the successors and assigns of such party, but no assignment or transfer (by operation of law or otherwise) of this Agreement by the Company or any of its rights or duties hereunder may be made without the prior written consent of all of the Lenders; and all covenants, promises and agreements by or on behalf of the Company which are contained in this Agreement shall inure to the benefit of the successors and assigns of the Lenders.

         12.4  Fees and Expenses of the Lenders.

               The Company will pay (a) all reasonable out-of-pocket costs and expenses incurred by the Agent or by the Collateral Agent (including the fees, out-of-pocket expenses and other reasonable expenses of counsel to the Agent or the Collateral Agent) in connection with the preparation, execution and delivery of this Agreement, the Notes, the Security Agreement and any other agreements or documents referred to herein or therein and any amendments thereto, and (b) all reasonable out-of-pocket costs and expenses incurred by the Agent, the Collateral Agent and the Lenders (including the fees, out-of-pocket expenses and other reasonable expenses of counsel to the Lenders) in connection with the enforcement and protection of the rights of the

Lenders under this Agreement, the Notes, the Control Agreement, the Security Agreement or any other agreement or document referred to herein or therein.

         12.5  APPLICABLE LAW.

               THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF ILLINOIS.

          12.6  Modification of Agreement.

                Except for certain changes in a Lender's Commitment or admission of a new Lender which do not require any consents or approvals from the other Lenders but which require a New/Modified Commitment Supplement executed by the Agent, the Company and the Lender(s) being added or modifying their Commitment, no provisions of this Agreement may be amended or waived unless such amendment or waiver is in writing and is signed by the Company, and the Agent if the rights or duties of the Agent are affected thereby, and

                (1)    each Lender if such amendment or waiver

                       (i) reduces or forgives any principal of any unpaid Loan or any interest thereon or any Fees due to such Lender hereunder; or

                      (ii) postpones the date fixed for any payment of principal of or interest on any unpaid Loan or any Fees payable to such Lenders; or

                     (iii) changes the amount of payment of principal of or interest on any unpaid Loan or any Fees payable to the Lenders hereunder; or

                      (iv) changes or waives any of the conditions precedent to the initial Advance hereunder or any subsequent Advance; or

                       (v) changes the amount of any such Lender's Commitment, except as expressly provided for herein; or

                      (vi) would amend or waive the method of calculating the Borrowing Base; or

                     (vii)   would amend or waive the provisions of
                Section 2.14; or

                    (viii)   extends the Termination Date; or

                     (ix)    releases any Collateral beyond the
                  releases expressly provided for herein or in the Security Agreement; or

                      (x) changes or waives any restriction on the Company's ability to assign its rights or obligations under any of the Credit Documents; or

                     (xi)    changes or waives any funding
                  requirement, including, without limitation, any Lending Sublimits; or

                    (xii)    changes or waives any yield protection;
                  or

                   (xiii) changes or waives any provision herein regarding the indemnification of the Agent, the Collateral Agent or such Lender; or

                    (xiv) changes the definition of Required Lenders or modifies any requirement for consent by all of the Lenders; or

                     (xv)    changes or waives any provision herein
                  regarding the allocation among the Lenders of any payments or proceeds received by the Agent hereunder; or

                  (2) the Required Lenders in the case of all other waivers or amendments.

         12.7  Non-Waiver of Rights by the Lenders.

               Neither any failure nor any delay on the part of the Agent or the Lenders in exercising any right, power or privilege hereunder or under the Control Agreement or the Security Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         12.8  Dealings with the Company and its Affiliates.

               The Lenders and their Affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with the Company and any of its Affiliates regardless of the capacity of the Lenders hereunder.

         12.9  Changes in GAAP.

               The parties agree that if there are any changes in GAAP in the future which result in material changes to the presentation of the Company's financial condition in accordance with GAAP in such a way as to alter the material intent of this Agreement, then the parties will negotiate in good faith to attempt to agree on such modifications to this Agreement as may be necessary to preserve the original intent of this Agreement in light of such revised GAAP rules, provided that unless and until a written agreement is entered into by all parties hereto, no changes to this Agreement shall be effective and all calculations required to be made in accordance with GAAP hereunder shall continue to be made as if GAAP had not changed.

         12.10  Set-Off.

                (a) If an Event of Default shall have occurred, each Lender shall have the right, at any time and from time to time without notice to the Company, any such notice being hereby expressly waived, to set-off and to appropriate or apply any and all deposits of money or property or any other indebtedness at any time held or owing by such Lender to or for the credit or the account of the Company against and on account of all outstanding Credit Indebtedness and all Credit Indebtedness which from time to time may become due hereunder and all other obligations and liabilities of the Company under this Agreement, regardless of the adequacy of any Collateral and irrespective of whether or not such Lender shall have made any demand hereunder and whether or not said obligations and liabilities shall have matured.

              (b) Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal, interest or Fees due with respect to this Agreement and the Notes held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal, interest or Fees due with respect to this Agreement and the Notes held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Lenders and such other adjustments shall be made, as may be required so that all such payments of principal, interest or Fees shall be shared by the Lenders hereunder pro rata according to their respective shares of the Credit Indebtedness. Each Lender agrees to exercise any and all rights of set-off, counterclaim or bankers' lien relating to the Credit Indebtedness first fully against the Credit Indebtedness and only then to any other Debt of the Company to such Lender; provided that any Lender which is also a lender under the Other Facility may exercise any and all rights of set-off, counterclaim or bankers' lien relating to the Credit Indebtedness or the indebtedness under the Other Facility against either the Credit Indebtedness or the indebtedness under the Other Facility (or a combination thereof) in such proportions and priorities as such Lender may elect. The Company is not a party to the agreement among the Lenders set forth in this Section 12.10(b), and such Section may be amended without the consent of the Company.

                (c) The Company agrees that funds received and held by the Company as custodian for FNMA, GNMA or other mortgage pools which are deposited into accounts with any Lender shall be clearly identified as custodial accounts, and each Lender agrees that each provision of the foregoing paragraphs of this Section 12.10 shall not apply to such custodial accounts. The Company shall not deposit any of its general funds in any custodial accounts or otherwise commingle funds in any custodial accounts.

         12.11  Counterparts.

                This Agreement may be executed in counterparts which, taken together, shall constitute a single document.

         12.12  Severability.

                In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         12.13   Headings.

                 Section headings in the Credit Documents are for convenience of reference only and shall not govern the interpretation of any of the provisions of the Credit Documents.

         12.14   Entire Agreement.

                 The Credit Documents embody the entire agreement and understanding among the Company, the Agent and the Lenders and supersede all prior agreements and understandings among the Company, the Agent and the Lenders relating to the subject matter thereof.

         12.15  Consent of Jurisdiction.

                  THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING

ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENTS AND THE COMPANY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE COMPANY AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY CREDIT DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         12.16  Waiver of Jury Trial.

                THE COMPANY, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY CREDIT DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         IN WITNESS WHEREOF, the Company and the Lenders have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written:


                                   SOURCE ONE MORTGAGE SERVICES
                                   CORPORATION


                                    By:
                                       ----------------------------------------
                                         Michael C. Allemang
                                         Executive Vice President and
                                         Chief Financial Officer

                                    Address for Notices:

                                    27555 Farmington Road
                                    Farmington Hills, MI  48334-3357
                                    Attn:  Chief Financial Officer
                                    Telephone No.:  (248) 488-8639
                                    Facsimile No.:  (248) 488-7300

                                    and

                                    Attn: Vice President/Treasury
                                    Telephone No.:  (248) 488-7338
                                    Facsimile No.:  (248) 488-7812

                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                    as Agent


                                    By:
                                         -------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                         -------------------------------------

                                    Address for Notices Regarding
                                    Fundings:

                                    One First National Plaza
                                    Chicago, Illinois  60670
                                    Attn:  Denise Lee
                                    Telephone No.:  (312) 732-6455
                                    Facsimile No.:  (312) 732-3852



                                    Address for Other Notices:

                                    One First National Plaza
                                    Chicago, Illinois  60670
                                    Attn:  Patrick J. Power
                                    Telephone No.:  (312) 732-1188
                                    Facsimile No.:  (312) 732-6222


                                    THE FIRST NATIONAL BANK OF CHICAGO


                                    By:
                                        --------------------------------------
                                    Name:
                                        --------------------------------------
                                    Title:
                                        --------------------------------------

                                    Address for Notices:

                                    One First National Plaza
                                    Chicago, Illinois  60670
                                    Attn:  Patrick J. Power
                                    Telephone No.:  (312) 732-1188
                                    Facsimile No.:  (312) 732-6222

                                    BANK OF AMERICA NT & SA


                                    By:
                                       ---------------------------------------
                                         Thomas A. Pizurie
                                         Vice President

                                    Address for Notices:

                                    275 S. Valencia Avenue, #6739
                                    Brea, California  92823
                                    Attn:  Thomas A. Pizurie
                                           Vice President
                                    Telephone No.:  (714) 792-6706
                                    Facsimile No.:  (714) 792-6715/6716



                                    THE BANK OF NEW YORK


                                    By:
                                        ---------------------------------------
                                             Patricia M. Dominus
                                             Vice President

                                    Address for Notices:

                                    One Wall Street, 17th Floor
                                    New York, New York  10286
                                    Attn:  Patricia M. Dominus
                                           Vice President
                                    Telephone No.:  (212) 635-6467
                                    Facsimile No.:  (212) 635-6468


                                    COMERICA BANK


                                    By:
                                       ---------------------------------------
                                             Dan Roman
                                             Vice President

                                    Address for Notices:

                                    One Detroit Center
                                    500 Woodward Avenue, MC3280
                                    Detroit, Michigan  48226
                                    Attn:  Dan Roman
                                           Vice President
                                    Telephone No.:  (313) 222-3803
                                    Facsimile No.:  (313) 222-3330

                                    CREDIT LYONNAIS NEW YORK BRANCH


                                    By:
                                        -------------------------------------
                                         W. Jay Buckley
                                         Vice President

                                   Address for Notices:

                                   1301 Avenue of the Americas
                                   New York, New York  10019
                                   Attn:  W. Jay Buckley
                                          Vice President
                                   Telephone No.:  (212) 261-7340
                                   Facsimile No.:  (212) 261-3401


                                   GUARANTY FEDERAL BANK, F.S.B.


                                   By:
                                      -----------------------------------------
                                            Gregory Jackson
                                   Title:
                                         --------------------------------------

                                   Address for Notices:

                                   8333 Douglas Avenue
                                   Suite 1100
                                   Dallas, Texas  75225
                                   Attn:  Mike Barber
                                   Telephone No.:  (214) 360-2872
                                   Facsimile No.:  (214) 360-1660


                                   CHASE BANK OF TEXAS, NATIONAL
                                   ASSOCIATION


                                   By:
                                      ----------------------------------------
                                           Cynthia Crites
                                   Title:  Vice President

                                   Address for Notices:

                                   512 Main Street
                                   Houston, Texas  77002
                                   Attn:  Cynthia Crites
                                   Telephone No.:  (713) 216-4425
                                   Facsimile No.:  (713) 216-2082

                                    EXHIBIT A

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT B

                       FORM OF BORROWING BASE CERTIFICATE


                          Dated as of: _______________


         Reference is made to that certain Revolving Credit Agreement among the Company, The First National Bank of Chicago, individually and as administrative agent, and the lenders named therein, dated as of July ___, 1998 (as amended or supplemented from time to time, the "Credit Agreement"). Capitalized terms not otherwise defined herein are used with the same meanings as in the Credit Agreement.


1.       BORROWING BASE:

         Eligible FSA Common Stock
         (Market Value)                           $________________

         Percentage Factor                                25%

         Borrowing Base                           $________________

         Facility Advances/Credit Requirement     $________________

EXCESS OF BORROWING BASE
OVER CREDIT REQUIREMENT                           $________________


2. CERTIFICATION: To the best of the knowledge and belief (after reasonable investigation) of the officer of the Company executing this Certificate, the Company hereby certifies to The First National Bank of Chicago for the benefit of Lenders under the Credit Agreement that: (a) the above information is, and the computations are accurate and complete and in accordance with the requirements of the Credit Agreement, and (b) as of the date hereof, (1) all representations and warranties of the Company set forth in the Credit Agreement are accurate and complete, (2) there does not exist an Event of Default under the Credit Agreement, and (3) the Company has given written notice to The First National Bank of Chicago of any Default which now exists under the Credit Agreement.

         IN WITNESS WHEREOF, the Company has caused this Borrowing Base Certificate to be executed and delivered by its duly authorized officer this ___ day of __________, 199_.

                                       SOURCE ONE MORTGAGE SERVICES CORPORATION

                                  By:
                                     -----------------------------------------
                                  Name:
                                     -----------------------------------------
                                  Title:
                                     -----------------------------------------

                                    EXHIBIT C

                     COMMITMENTS AND COMMITMENT PERCENTAGES


                                  Commitment                    Commitment
      Bank Name                     Amount                      Percentage
--------------------------------------------------------------------------------
1.   First Chicago                $ 5,000,000                  14.2857142857%
2.   Bank of America              $ 5,000,000                  14.2857142857%
3.   Bank of New York             $ 5,000,000                  14.2857142857%
4.   Chase Bank of Texas          $ 5,000,000                  14.2857142857%
5.   Comerica                     $ 5,000,000                  14.2857142857%
6.   Guaranty Federal             $ 5,000,000                  14.2857142857%
7.   Credit Lyonnais              $ 5,000,000                  14.2857142857%
   Total                          $35,000,000                 100.0000000000%

                                    EXHIBIT D

                           FORM OF SECURITY AGREEMENT

                                    EXHIBIT E

                                  FORM OF NOTE


                                                   Date of Note: July ___, 1998


         FOR VALUE RECEIVED, the undersigned (the "Maker") does hereby covenant and promise to pay to the order of ____________________ (the "Lender") or its successors or assigns (collectively, the "Payee"), on the Termination Date, the aggregate unpaid principal amount of all Loans made by Lender pursuant to the Credit Agreement (the "Principal Amount") and to pay interest on the unpaid Principal Amount at the applicable interest rate or rates per annum and on the dates determined in accordance with the terms of the Credit Agreement. All payments of principal of and interest on this Note shall be made in legal tender of the United States. All payments of principal of and interest on this Note shall be made in immediately available funds at the principal office of The First National Bank of Chicago (the "Agent"), One First National Plaza, Chicago, Illinois.

         Interest on this Note shall be computed on the basis of actual number of days elapsed in a 360 day year.

         This Note is one of the Notes referred to in the Revolving Credit Agreement, bearing even date herewith, among the Company, the Lender and the other lenders listed on the signature pages thereof and the Agent (as the same may be amended and supplemented from time to time, the "Credit Agreement") and is entitled to the benefits thereof. Reference is made to the Credit Agreement for (i) provisions for the prepayment hereof, (ii) acceleration of the maturity hereof, (iii) the obligation of the Maker to pay certain expenses (including attorney's fees) incurred in the enforcement thereof and hereof and (iv) a description of the security for this Note. Capitalized terms used herein without definition have the respective meanings ascribed to them in the Credit Agreement.

         All Loans made by the Lender and all repayments of the principal thereof shall be recorded by the Lender in its books and records; provided, however, that the Lender's failure to so record or any error in such recording shall not affect the Maker's liability hereunder or under the Credit Agreement. Upon any transfer hereof, the Lender shall endorse on the schedule attached hereto or on a schedule accompanying the transfer of this Note, the unpaid principal balance of this Note.

         If an Event of Default shall occur under the Credit Agreement, the unpaid Principal Amount hereunder shall become due and payable (i) automatically in the case of any of the Events of Default specified in Paragraph (k) of Section 10.1 of the Credit Agreement, or (ii) at the option of the Required Lenders with respect to all other Events of Default and shall bear interest at the rate provided for in Section 2.7 of the Credit Agreement from and after such date. The foregoing provision shall not be construed as a waiver by the Payee of its right to pursue any other remedies available to it under this Note, the Credit Agreement or any other instrument evidencing or securing the Principal Amount.

         This Note may not be changed orally but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. Written notices required to be given hereunder shall be given as provided in the Credit Agreement to the Payee and Maker at the respective addresses specified or provided for therein.

         Should the indebtedness evidenced by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon default, the Maker agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting or attempting to collect on this Note, including reasonable attorneys' fees and expenses.

         Anything herein to the contrary notwithstanding, the obligations of the Maker under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by the Payee would be contrary to provisions of law applicable to Payee which limit the maximum rate of interest that may be charged or collected by Payee.

         The undersigned and all endorsers, guarantors and sureties of this Note and all other persons liable or to become liable on this Note severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, notice of acceleration of the maturity of this Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after maturity.

         Notwithstanding the foregoing paragraphs and all other provisions of this Note and the Credit Agreement, none of the terms and provisions of this Note or the Credit Agreement shall ever be construed to create a contract to pay to the Payee, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by the Payee to the undersigned under applicable state or federal law from time to time in effect, and the undersigned shall never be required to pay interest in excess of such maximum amount. If, for any reason interest is paid hereon in excess of such maximum amount, then promptly upon any determination that such excess has been paid the Payee will, at its option, either refund such excess to the undersigned or apply such excess to the principal owing hereunder.

         This Note is to be construed and enforced in accordance with the laws of the State of Illinois.

         IN WITNESS WHEREOF, Maker has executed and delivered this Note on the day and year first above written.

                                      SOURCE ONE MORTGAGE SERVICES CORPORATION

                                      By:
                                         -------------------------------------
                                         Name: Michael C. Allemang
                                         Title:  Executive Vice President and
Chief Financial Officer

                                             Address:

                                             27555 Farmington Road
                                             Farmington Hills, MI 48334-3357
                                             Attn:  Chief Financial Officer
                                             Telephone No.:  (248) 488-8639
                                             Facsimile No.:  (248) 488-7300
                                             and
                                             Attn: Vice President/Treasury

                                             Telephone No.:  (248) 488-7338
                                             Facsimile No.:  (248) 488-7812

                              PAYMENTS OF PRINCIPAL


                                      Unpaid
                                    Principal              Notation
         Date                        Balance                Made by


--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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                                      -89-

                                    EXHIBIT F

                             FORM OF OPINION LETTER

                                    EXHIBIT G

         MATERIAL LITIGATION NOT REFERENCED IN ANNUAL/QUARTERLY REPORTS


                                      NONE

                                    EXHIBIT H

                     FORM OF MODIFIED COMMITMENT SUPPLEMENT


         This Modified Commitment Supplement ("Supplement") is made as of _________________, 199_ (the "Effective Date") by and among Source One Mortgage Services Corporation (the "Company"), The First National Bank of Chicago, in its capacity as agent ("Agent"), and _______________________ ("New Lender"), and ____________________________ ("Assignor").

         The Company, Assignor and Agent are parties to a certain Revolving Credit Agreement dated as of July ___, 1998 (as amended or supplemented from time to time, the "Credit Agreement") pursuant to which Agent and certain other Lenders agreed to provide a revolving credit facility to the Company on the terms and conditions set forth in the Credit Agreement. Any capitalized term not expressly defined herein shall have the meaning ascribed to such term in the Credit Agreement.

         The New Lender has agreed to become a Lender under the Credit Agreement with a Commitment in the amount of ______________________ Dollars
($______________). The Company and Assignor have agreed to reduce Assignor's Commitment under the Credit Agreement to ____________________ Dollars ($_______________).

         NOW, THEREFORE, the parties hereto agree as follows:

         1. From and after the Effective Date, the New Lender shall be considered a "Lender" under the Credit Agreement and the Company and Agent hereby consent to the addition of the New Lender.

         2. From and after the Effective Date, the New Lender's Commitment under the Credit Agreement shall be ________________________ Dollars ($______________)
or such other amount as may be stated in any subsequent modification to the Credit Agreement. The Company shall execute and deliver to the New Lender simultaneously herewith a Note in the form attached as Exhibit E to the Credit Agreement.

         3. From and after the Effective Date, Assignor's Commitment under the Credit Agreement shall be _________________________________ Dollars
($______________) or such other amount as may be stated in any subsequent modification to the Credit Agreement.

         4. The New Lender, promptly after receipt of its Note, agrees to purchase from Assignor, and Assignor hereby agrees to sell to the New Lender, without recourse, a portion of the outstanding Loans made by Assignor equal to _________ percent (__%) of the outstanding principal balance of each such Loan. Such purchase shall be effected by wire transfer of immediately available funds to Assignor on the Effective Date. The Company irrevocably and unconditionally agrees that from and after the Effective Date the portion of Loans so funded by Assignor shall be evidenced by and shall be deemed to be Loans made by the New Lender under the New Lender's Note as of the Effective Date and shall be treated as such for purposes of calculating interest and fees accruing from and after the Effective Date under the Credit Agreement. All interest and fees accruing on such portion of the Loans prior to the Effective Date shall be paid when due to Assignor.

         5. For purposes of Section 12.2 of the Credit Agreement (Notices), the New Lender's address and telecopy number shall be as specified below its signature in this Supplement.

         6. All references in the Credit Agreement and the other Credit Documents shall be deemed to refer to the Credit Agreement as modified by this Supplement. Exhibit C to the Credit Agreement is hereby replaced by Exhibit C to this Supplement.

         7. In all other respects, the Credit Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed.

         8. This Supplement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Supplement by signing any such counterpart.

         IN WITNESS WHEREOF, the Company, the New Lender, Assignor and Agent have executed this Supplement as of the date first above written.


COMPANY:                            SOURCE ONE MORTGAGE SERVICES
                                    CORPORATION


                                    By:
                                         -------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                         -------------------------------------



NEW LENDER:
                                         -------------------------------------

                                    By:
                                         -------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                         -------------------------------------

                                       Address for Notices:

                                       Attn:
                                             ---------------------------------
                                       Telephone No.:
                                                     -------------------------
                                       Facsimile No.:
                                                     -------------------------

AGENT:                                 THE FIRST NATIONAL BANK OF CHICAGO,
                                       as Agent


                                       By:
                                          ------------------------------------
                                       Name:
                                          ------------------------------------
                                       Title:
                                          ------------------------------------


ASSIGNOR:                              ---------------------------------------

                                       By:
                                          ------------------------------------
                                       Name:
                                          ------------------------------------
                                       Title:
                                          ------------------------------------